                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                              (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                OLIN CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                OLIN CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-c(i)(l), or 14a-6(i)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:

  (4) Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

- --------
 * Set forth the amount on which the filing is calculated and state how it was determined.

                            LOGO OLIN CORPORATION

             120 LONG RIDGE ROAD, STAMFORD, CONNECTICUT 06904-1355

                                                                  March 15, 1994

Dear Olin Shareholder:

  You are cordially invited to attend our 1994 Annual Meeting of Shareholders at 10:30 a.m. on Thursday, April 28th. The meeting will be held at Olin's offices at 120 Long Ridge Road, Stamford, Connecticut.

  You will find information about the meeting in the enclosed Notice and Proxy Statement.

  Mr. Eugene F. Williams, who has reached age 70, is retiring from the Board of Directors on April 28, 1994. He has served on Olin's Board for 39 years. We are indebted to him for his countless contributions to Olin over the years and will miss his participation on the Board. As previously announced, Mr. Robert L. Yohe elected to retire as an officer from Olin on February 28, 1994 and will not stand for reelection to the Board. Mr. Yohe was an employee of Olin for ten years and has served on its Board for four years. We will likewise miss his numerous contributions and participation on the Board.

  We are very pleased that Mr. H. William Lichtenberger, who was elected to the Board in December, 1993, is a nominee for the first time. Mr. Lichtenberger is Chairman and Chief Executive Officer of Praxair, Inc.

  There are several important proposals being presented to the shareholders for approval this year. Therefore I encourage you, whether or not you plan to attend, to please sign and date the enclosed proxy card, and return the upper half of it in the enclosed envelope as soon as possible. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card. Keep the lower half to be used as your admission card to the Meeting.

  At last year's Annual Meeting more than 90% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year's meeting.

                                                     Sincerely,

                                         LOGO  JOHN W. JOHNSTONE, JR.
                                               JOHN W. JOHNSTONE, JR.

                                           Chairman of the Board and Chief
                                               Executive Officer


                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED
                                   ENVELOPE.

                                OLIN CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                           Stamford, Connecticut
                                                         March 15, 1994

  The Annual Meeting of Shareholders of OLIN CORPORATION will be held at the office of the Corporation at 120 Long Ridge Road, Stamford, Connecticut, on Thursday, April 28, 1994, at 10:30 a.m., local time, to consider and act upon the following:

  (1) The election of four Directors.

  (2) Approval of the Olin Corporation 1994 Stock Plan for Non-employee
      Directors.

  (3) Approval of amendment to Article III of the By-laws of the Corporation relating to indemnification of Officers, Directors and Employees.

  (4) Approval of the Olin Senior Management Incentive Compensation Plan.

  (5) Approval of amendments to the Olin 1991 Long Term Incentive Plan.

  (6) Ratification of the appointment of independent auditors for 1994.

  (7) Such other business as may properly come before the meeting or any adjournment.

  The Board of Directors has fixed March 3, 1994 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                      By order of the Board of Directors:

                                 LOGO JOHNNIE M. JACKSON, JR.
                                      JOHNNIE M. JACKSON, JR.
                                       Secretary

                                OLIN CORPORATION

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 28, 1994

  This Proxy Statement is furnished to the shareholders of Olin Corporation ("Olin") in connection with the solicitation by the Board of Directors ("Board") of Olin of proxies to be voted at the Annual Meeting of Shareholders to be held on April 28, 1994, and at any adjournment. Shares represented by duly executed proxies in the accompanying form received by Olin prior to the meeting will be voted at the meeting. Where a shareholder directs in the proxy a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted for the election of directors as set forth below and in favor of the proposals referred to under
(2) through (6) in the Notice of Annual Meeting of Shareholders. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary or by voting in person at the meeting.

  The election of each nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. Votes withheld and shares held in street name ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

  The approval of the Olin Corporation 1994 Stock Plan for Non-employee Directors, approval of the Olin Senior Management Incentive Compensation Plan and approval of the amendments to the Olin 1991 Long Term Incentive Plan, require the affirmative vote of a majority of votes present or represented by properly executed and delivered proxies at the meeting. Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of votes present or represented at the meeting.

  The approval of the amendment to Article III of the By-laws of Olin relating to the indemnification of officers, directors and employees and the ratification of the appointment of independent auditors for 1994 require that the votes cast in favor of each matter exceed the votes cast opposing such matter. Abstentions and Broker Shares that are not voted on these matters will not be included in determining the number of votes cast.


  Olin does not know of any matters other than those referred to in the accompanying Notice which are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment. The mailing address of Olin's principal executive office is P. O. Box 1355, Stamford, CT 06904-1355. This Proxy Statement and the related proxy card are being mailed to shareholders beginning on or about March 15, 1994.

                    SHARES OUTSTANDING AND ENTITLED TO VOTE

  The close of business on March 3, 1994 has been fixed as the record date for the meeting and any adjournment. As of that date, there were approximately 19,116,000 shares of Olin common stock, $1 par value, ("Common Stock") outstanding, each of which is entitled to one vote. In addition, at March 3, 1994, there were approximately 1,172,000 ESOP Preferred Shares outstanding all of which are held by Wachovia Bank of North Carolina, N.A. ("Wachovia") as the Trustee of the Olin Corporation Contributing Employee Ownership Plan ("CEOP"). The ESOP Preferred Shares are entitled to vote on all matters submitted to a vote of Olin shareholders, and presently carry the same voting rights as the

Common Stock, namely one vote per share. Each employee participating in the CEOP is entitled to instruct the Trustee how to vote all shares credited to the employee through the employee's contributions and through matching contributions by Olin. Shares of each class of stock held in the CEOP for which voting instructions are not received from Plan participants or which are not credited to participants' accounts are voted by the Trustee in the same proportion as shares of that class for which the Trustee has received instructions.

  As of March 3, 1994, approximately 2,760,000 shares of Series A Conversion Preferred Stock were also outstanding, none of which will have voting rights at the meeting.

  Chemical Bank is Olin's registrar and transfer agent. For holders of Common Stock who participate in the Automatic Dividend Reinvestment Plan offered by Chemical Bank, Chemical Bank will vote any shares of Common Stock that it holds for the participant's account in accordance with the proxy returned by the participant covering his or her shares of record. If a participant does not send in a proxy for shares of record, Chemical Bank will not vote Dividend Reinvestment shares of such participant.

                           CERTAIN BENEFICIAL OWNERS

  Except as indicated below, Olin knows of no person who was the beneficial owner of more than five percent of Olin Common Stock or ESOP Preferred Shares as of December 31, 1993.

                                                         AMOUNT AND
   NAME AND ADDRESS                                      NATURE OF
          OF                                             BENEFICIAL    PERCENT
   BENEFICIAL OWNER                   TITLE OF CLASS     OWNERSHIP     OF CLASS
   ----------------                   --------------     ----------    --------
   The First Wachovia Corporation  Common Stock          4,827,510(a)    24.3%
   301 North Main Street           ESOP Preferred Shares 1,187,071(a)     100%
   Winston-Salem, NC 27150
   Boatmen's Bancshares, Inc.      Common Stock          1,268,025(b)     6.4%
   100 North Broadway
   St. Louis, MO 63101
   The Capital Group, Inc.         Common Stock          1,480,900(c)     7.5%
   333 South Hope Street
   Los Angeles, CA 90091
   Hotchkis and Wiley              Common Stock          1,124,700(d)     5.7%
   800 West Sixth Street, 5th
    Floor
   Los Angeles, CA 90017

- --------

(a) Olin has been advised in a Schedule 13G filing that as of December 31, 1993, The First Wachovia Corporation and its subsidiaries, acting in fiduciary capacities, had sole voting power with respect to 24,942 shares, shared voting power with respect to 4,113,986 shares, sole dispositive power with respect to 687,260 shares and shared dispositive power with respect to 8,864 shares of Olin Common Stock. Wachovia, a subsidiary of The First Wachovia Corporation, is Trustee under the CEOP. As of December 31, 1993, 4,094,567 shares of Olin Common Stock and 1,187,071 ESOP Preferred Shares were held by Wachovia in the CEOP and are voted in accordance with instructions from CEOP participants as described above. Common stock figures include shares held in the CEOP and do not include shares obtainable upon conversion of ESOP Preferred Shares.

(b) Boatmen's Bancshares, Inc. ("Boatmen's") has advised Olin in a Schedule 13G filing that subsidiaries of Boatmen's have sole voting power with respect to 62,255 shares, shared voting power with respect to 1,110,958 shares, sole dispositive power with respect to 26,561 shares and shared dispositive power with respect to 1,185,118 shares. Boatmen's has advised Olin that such shares were held in a fiduciary capacity for approximately 146 accounts. Mr. Eugene F. Williams, Jr., a director of Olin, is a director of Boatmen's Trust Company, a subsidiary of Boatmen's.
(c) The Capital Group, Inc. and its wholly-owned subsidiary, Capital Research and Management Company, a registered investment adviser, has advised Olin in a Schedule 13G filing that it has sole dispositive power, and no voting power, with respect to such shares. They disclaim, pursuant to Rule 13d-4, beneficial ownership and state that such shares are owned by various institutional investors.
(d) Hotchkis and Wiley, a registered investment advisor, has advised Olin in a
    Schedule 13G filing that it has sole voting power, and no dispositive power, with respect to such shares.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes with the term of office of each class being three years, ending in different years. Three persons, as set forth below under "Nominees for Three-Year Terms Expiring in 1997", have been nominated by the Board for election as Class III Directors to serve until the 1997 Annual Meeting of Shareholders and until their successors have been elected. In addition, H. William Lichtenberger has been nominated by the Board for election as a Class II Director to serve until the 1996 Annual Meeting of Shareholders and until his successor has been elected. The terms of the other directors will continue after the meeting as indicated below.

  Under the retirement policy of Olin, Eugene F. Williams, a Class III Director, who has reached age 70, will not stand for reelection as a director and will retire effective April 28, 1994. Robert L. Yohe, who, as previously announced, retired on February 28, 1994, will not stand for reelection as a Class III Director and will retire from the Board effective April 28, 1994. To reflect these actions, the number of directors constituting the whole Board will be reduced to eleven.

  Each of the nominees is a director at the present time. It is not expected that any of the nominees will be unable to serve as a director but if any are unable to accept election, it is intended that shares represented by proxies in the accompanying form will be voted for the election of substitute nominees selected by the Board, unless the number of directors is reduced.

                                           CLASS III
                        NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1997

                ROBERT R. FREDERICK, 68, retired as President and Chief Executive Officer of RCA Corporation in January 1987. He joined RCA in 1982 as President and Chief Operating Officer after a 34 year career at General Electric Company, where he had been Executive Vice President and Sector Executive of the International Sector. Mr. Frederick is a member of the Board of Directors of Aviall, Inc.; Marine Midland Banks, Inc. and Marine Midland Bank, N.A.; a member of The Business Council and Council on Foreign Relations and a member of the Board of Trustees of DePauw University. Olin director since 1983.

  [PHOTO]

                WILLIAM W. HIGGINS, 58, retired as a Senior Vice President of The Chase Manhattan Bank, N.A. and a senior credit executive of its Institutional Bank in December 1990. He joined the bank in 1959 after receiving a B.A. degree from Amherst College and an M.B.A. degree from Harvard Business School. He was appointed Assistant Treasurer in 1962, Second Vice President in 1965 and Vice President in 1968. He was appointed a Senior Vice President and a Credit Policy Executive in 1983. From 1979 to 1983 he served as Deputy Sector Credit Executive of the Corporate Industries Sector. Prior to that, he was Group Credit Officer of the Corporate Banking Department and before that District Executive of the Petroleum Division of the same Department. Mr. Higgins is Treasurer and a director of the Greenwich Emergency Medical Service, Greenwich, CT. He is past President of the Belle Haven Landowners Association in Greenwich, a former member of the Representative Town Meeting in Greenwich, and a former trustee of the Canterbury School in New Milford, Connecticut. Olin director since 1964.

  [PHOTO]

                JOHN P. SCHAEFER, 59, is President of the Research Corporation, a foundation, and Chairman of Research Corporation Technologies. Previously, he was President of the University of Arizona (1971-1982) and Professor of Chemistry at the University where he had been a member of the faculty since 1960. Before his appointment as President of the University, he served as head of its Department of Chemistry and Dean of its College of Liberal Arts. Dr. Schaefer received his B.S. degree in chemistry from the Polytechnic Institute of Brooklyn in 1955 and his Ph.D. degree from the University of Illinois in 1958. After postdoctoral studies at the California Institute of Technology, he taught chemistry at the University of California (Berkeley). Dr. Schaefer's research interests have been in the area of synthetic and structural chemistry. He served on the Board of Governors of the U.S.-Israeli Binational Science Foundation (1973-1978). He is a director of the Research Corporation and Research Corporation Technologies. Olin director since 1982.

  [PHOTO]


                                           CLASS II
                         NOMINEE FOR THREE-YEAR TERM EXPIRING IN 1996

                H. WILLIAM LICHTENBERGER, 58, is Chairman and Chief Executive Officer of Praxair, Inc., a position he assumed in 1992 when Praxair was spun off from Union Carbide Corporation. In 1986, Mr. Lichtenberger was elected a Vice President of Union Carbide Corporation and was appointed President of the Union Carbide Chemicals and Plastics Company, Inc. He was elected President and Chief Operating Officer and a director of Union Carbide Corporation in 1990. He resigned as an officer and director of Union Carbide Corporation upon Praxair's spin-off. Mr. Lichtenberger is a graduate of the University of Iowa where he majored in chemical engineering and has a masters degree in business administration from the State University of New York, Buffalo. He is on the Advisory Boards of the University of Iowa and Western Connecticut State University. He is a member of the Investment Policy Advisory Committee to the United States Trade Representative, a director of the Society of Chemical Industries and a member of The Business Roundtable. He is Chairman of United Negro College Fund's Connecticut Corporate Campaign and a director of the Fairfield County Boy Scouts Advisory Board. Olin Director since 1993.

  [PHOTO]


                                            CLASS I
                           DIRECTORS WHOSE TERMS CONTINUE UNTIL 1995

                ROBERT HOLLAND, JR., 53, is Chairman of the Board of ROKHER-J, Inc., a holding company, an office he also held, in addition to the position of chief executive officer of such company, during the period 1984-1987. From 1988-1991, he was Chairman of the Board of Gilreath Manufacturing, Inc. Mr. Holland was an independent business acquisition consultant from 1981 to 1984, a consultant with McKinsey & Company, Inc. from 1968 to 1981 and a partner from 1975 to 1981. He is a Director of Trumark, Inc., Middlesex Mutual Assurance, a trustee of Mutual of New York, Chairman of the Board of Trustees, Spelman College, Atlanta, GA and a Trustee of Atlanta University Center. Mr. Holland is also Chairman of the Board of the Conference of Board Chairmen and a director of the Lincoln Center Theater and the Harlem Junior Tennis Program. He holds a B.S. degree in mechanical engineering from Union College and an M.S. degree in business administration from the Bernard Baruch Graduate School of Business. Olin director since 1986.

  [PHOTO]

                JOHN W. JOHNSTONE, JR., 61, is Chairman of the Board and Chief Executive Officer of Olin. In 1954, he joined Hooker Chemicals and Plastics Corporation, where he spent 22 years in various sales, marketing and management positions of increasing responsibility, leaving in 1975 to become President of the Airco Alloys division of Airco, Inc. He joined Olin in 1979 as Vice President and General Manager of the Chemicals Group's Industrial Products department. Mr. Johnstone became a corporate Vice President in April 1980, President of the Chemicals Group in October 1980, and an Executive Vice President of Olin in 1983. He was named President of Olin in 1985, Chief Operating Officer in 1986, Chief Executive Officer in 1987 and Chairman of the Board in 1988. He is a graduate of Hartwick College, where he received a B.A. degree in chemistry and physics and a Doctor of Science (Hon.). He has attended the Harvard Business School's Advanced Management Program. Mr. Johnstone is a trustee of Hartwick College, The Conference Board and Research Corporation. He is a member of The Business Roundtable and a former Chairman of the Soap and Detergent Association and the Chemical Manufacturers Association. He is a director of Phoenix Home Mutual Life Insurance Company and American Brands, Inc., and is Advisory Board Chairman of the Boy Scouts of America, Fairfield County Connecticut Council. Olin director since 1984.

  [PHOTO]

                JACK D. KUEHLER, 61, retired in 1993 as Vice Chairman of the Board of International Business Machines Corporation. He joined IBM in 1958 as an associate engineer in the San Jose Research Laboratory. Over the years, he played a significant management role in many of the corporation's advanced technologies. He served as Director of the Raleigh Communications Laboratory, Director of the San Jose Storage Products Laboratory and President of the Systems Product Division. In 1980, he was elected an IBM Vice President and named President of the General Technology Division. In 1981, he was named Information Systems and Technology Group Executive. He was elected an IBM Senior Vice President in 1982, and the following year a member of its Corporate Management Committee and Business Operations Committee. He became a member of the IBM Board in 1986, Executive Vice President in 1987, Vice Chairman and member of the Executive Committee in 1988 and President in 1989. He resumed the title of Vice Chairman in January 1993. He is a member of the National Academy of Engineering, a fellow of the Institute of Electrical and Electronics Engineers, a fellow of the American Academy of Arts and Sciences and a trustee of Santa Clara University (from which he graduated with a B.S. degree in mechanical engineering and an M.S. degree in electrical engineering). He is a director of Aetna Life and Casualty Company; Taligent, Inc.; the National Association of Manufacturers and the National Action Council for Minorities in Engineering. Mr. Kuehler holds an honorary doctorate of science from Clarkson University and an honorary doctorate of engineering science from Santa Clara University. Olin director since 1986.

  [PHOTO]

                WILLIAM L. READ, 67, retired in 1979 as the Commander of the Surface Forces, U.S. Atlantic Fleet, with the rank of Vice Admiral, after 35 years on active duty. From 1979 to 1983, he was Vice President of Lone Star Industries, Inc. He is currently an independent business consultant. Mr. Read is a graduate of the U.S. Naval Academy, the U.S. Naval War College and the Industrial College of the Armed Forces, and has an M.S. degree in Business Administration from George Washington University. He is a director of the Surface Navy Association. Olin director since 1986.

  [PHOTO]

                  IRVING SHAIN, 68, retired in January 1992 as Vice President and Chief Scientist of Olin. Prior to joining Olin, Dr. Shain was Chancellor of the University of Wisconsin-Madison. Dr. Shain received a B.S. degree in chemistry in 1949 from the University of Washington and three years later a Ph.D. degree from the same university. He joined the faculty at the University of Wisconsin in 1952, became Chairman of the Chemistry Department in 1967 and Vice Chancellor in 1970. He was appointed Provost of the University of Washington in 1975 and returned to the University of Wisconsin-Madison as Chancellor in 1977. Dr. Shain has published over 50 papers in the field of electrochemistry. He is a member of the American Chemical Society, the Electrochemical Society, the International Society of Electrochemistry and the Connecticut Academy of Science and Engineering, and is a fellow of the American Association for the Advancement of Science. He serves on the Technical Advisory Group of Johnson Controls, Inc. and is a member of the Board of Trustees of University Research Park, Inc., Madison, Wisconsin. Olin director since 1982.

   [PHOTO]


                                            CLASS II
                            DIRECTORS WHOSE TERMS CONTINUE UNTIL 1996

                  DONALD W. GRIFFIN, 57, is President and Chief Operating Officer of Olin. He joined Olin in 1961 and was part of the Brass Group's marketing organization since 1963. He advanced through various managerial positions and in 1983 was elected an Olin corporate Vice President and named President of the Brass Group. In 1985, he became President of the Winchester Group, was appointed President of the Defense Systems Group in 1986, was elected an Executive Vice President in 1987, Vice Chairman-Operations in January 1993 and President and Chief Operating Officer in February 1994. He is a graduate of the University of Evansville, Evansville, IN and completed the Graduate School for Sales and Marketing Managers at Syracuse University, Syracuse, NY. Mr. Griffin is a director of River Bend Bancshares, Inc., Illinois State Bank and Trust in East Alton, Illinois, Rayonier Inc. and Rayonier Forest Products Company. He is also a director of the Sporting Arms and Ammunition Manufacturers Institute, the Wildlife Management Institute and the National Shooting Sports Foundation. He is on the Board of Trustees of the National Security Industrial Association and the Buffalo Bill Historical Center. He is a member of the American Society of Metals, the Association of the U.S. Army and the American Defense Preparedness Association. He is a life member of the Navy League of the United States and the Surface Navy Association. Olin director since 1990.

   [PHOTO]

                  G. JACKSON RATCLIFFE, JR., 58, is Chairman, President and Chief Executive Officer of Hubbell Incorporated. He joined Hubbell in 1975 as Vice President, Secretary and General Counsel. In 1980, he was elected Senior Vice President, Finance and Law and in 1983, Executive Vice President, Administration. He was appointed Chairman of the Board, President and Chief Executive Officer in 1987. Prior to joining Hubbell, he was President of Helme Products Inc. He holds an A.B. degree from Duke University and a J.D. degree from the University of Virginia. Mr. Ratcliffe is a director of The Aquarion Company and Praxair, Inc. He is a member of the Board of Governors of the National Electrical Manufacturers Association and of the New York Stock Exchange Advisory Committee. Olin director since 1990.

   [PHOTO]

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

ATTENDANCE

  During 1993, the Board held nine meetings. The average attendance by directors at meetings of the Board and committees of the Board on which they served was 95%. Each director attended at least 75% of such meetings.

COMMITTEES OF THE BOARD

  The standing committees of the Board are an Audit Committee, a Compensation and Stock Option Committee, a Directors Committee, an Executive and Finance Committee, a Pension Committee and a Social Responsibility Committee.

  The Audit Committee advises the Board on internal and external audit matters affecting Olin, including recommendation of the appointment of independent auditors of Olin; reviews with such auditors the scope and results of their examination of the financial statements of Olin and any investigations and surveys by such auditors; reviews reports of Olin's Internal Audit Department; and reviews the presentation of Olin's financial results. The committee also advises the Board on compliance with Olin's Code of Business Conduct and on corporate and governmental security matters, and monitors major litigation with a particular interest in the event there are claims that Olin has acted unethically or unlawfully. The Audit Committee currently consists of Messrs. Higgins, Ratcliffe, Read, Schaefer and Shain. During 1993, four meetings of this committee were held.

  The Compensation and Stock Option Committee approves the remuneration of certain senior officers and employees. It approves executive agreements and the interest rate for deferred compensation arrangements. It also administers the Olin Corporate Incentive Compensation Plan, the 1991 Olin Long Term Incentive Plan, the Stock Option Plans, the Performance Unit Plan and the Senior Executive Pension Plan. The Compensation and Stock Option Committee currently consists of Messrs. Frederick, Holland, Kuehler, Ratcliffe and Williams. During 1993, four meetings of this committee were held. All members of this committee are independent, outside directors.

  The Directors Committee advises the Board on such matters as the composition and remuneration of the Board and committees thereof, including the nomination of directors, protection against liability and indemnification. The committee will consider candidates recommended by shareholders for election as directors at annual meetings. Recommendations must be in writing and submitted to the Secretary of Olin by December 1, accompanied by a biography and the written consent of the candidate. The Directors Committee currently consists of Messrs. Frederick, Higgins, Kuehler and Williams. During 1993, three meetings of this committee were held.

  The By-laws require that advance notice of nominations for the election of directors to be made by a shareholder (as distinguished from a shareholder's recommendation to the Directors Committee) be given to the Secretary of Olin no later than 90 days before an annual meeting of shareholders or seven days following notice of special meetings of shareholders for the election of directors, together with the name and address of the shareholder and of the person to be nominated; a representation that the shareholder is entitled to vote at the meeting and intends to appear there in person or by proxy to make the nomination; a description of arrangements or understandings between the shareholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the Securities and Exchange Commission ("SEC") proxy rules; and the consent of the nominee to serve as a director if elected.

  The Executive and Finance Committee, during the intervals between Board meetings, may exercise all the power and authority of the Board (including all the power and authority of the Board in the management, control and direction of the financial affairs of Olin) except with respect to those matters reserved to the Board by Virginia law, in such manner as the committee deems best for the interests of Olin, in all cases in which specific directions have not been given by the Board. The Executive and Finance Committee currently consists of Messrs. Frederick, Griffin, Holland, Johnstone, Kuehler, Williams and Yohe. During 1993, six meetings of this committee were held.

  The Pension Committee reviews and evaluates the investment performance of the pension funds; reviews and approves investment policies; approves the pension trustees, actuaries and investment managers and their respective agreements and changes in and additions to such trustees, actuaries and investment managers and their respective agreements; reviews the funding policies of the pension plans, consults with and obtains reports from the actuaries and the pension plans' trustees and other fiduciaries; elects members to the Pension Plan Review Committee and to the committees that administer the Pension Plan and the CEOP; adopts amendments and takes other actions with respect to existing pension plans and the CEOP; adopts new pension plans; approves terminations of pension plans; recommends to the Board changes in the administration of pension plans; adopts amendments to the CEOP; and reports and makes recommendations to the Board on the above matters and on any other matters pertaining to the pension plans and funds which the committee deems appropriate. The Pension Committee currently consists of Messrs. Frederick, Ratcliffe, Read, Schaefer and Shain. During 1993, four meetings of this committee were held.

  The Social Responsibility Committee reviews issues of public responsibility and monitors Olin's performance in terms of social contribution and good corporate citizenship, such as affirmative action programs, environmental and urban affairs, social policies in various countries of the world, charitable contributions and community relations. It also approves and takes other actions with respect to Olin's annual contributions budget. The Social Responsibility Committee currently consists of Messrs. Higgins, Holland, Read, Schaefer and Shain. During 1993, one meeting of this committee was held.

COMPENSATION OF DIRECTORS

  Directors who are not employees of Olin are paid a fixed annual retainer fee of $20,000 and a fee of $1,000 for each meeting of the Board and for each meeting of a committee of the Board attended, together with expenses incurred in the performance of their duties as directors. All or a portion of these fees may be taken in cash, paid in arrears on a quarterly basis, or deferred until after retirement from the Board. Deferrals may be in cash or phantom shares of Common Stock. Cash deferrals are credited with interest, phantom stock deferrals with dividend equivalents. Effective October 1, 1994, the annual retainer will be increased to $25,000. The meeting fee will not be increased in 1994. The last increase in the annual retainer was in 1989. During 1993, the Board also participated in four informal strategic planning meetings for which each outside director was paid $1,000 per meeting attended that was not held on a regularly scheduled Board meeting date. Mr. Robert Holland, a director, provided consulting services to the Chairman of the Board and the Board from May 1993 through October 1993 relating specifically to the Board's evaluation of Olin's strategic plan. Mr. Holland was paid a fee of $75,000 for his services plus reimbursement of his out-of-pocket expenses. With the conclusion of the analysis in October, Mr. Holland's consulting arrangement was terminated.

  In addition, since 1985, each director entitled to fees for services as a director has been credited annually with 100 shares of Common Stock, payment of which will be deferred until after the director retires from the Board. Such deferred shares are credited with dividend equivalents, payment of which may be deferred in the form of phantom Common Stock if elected by the director. Directors may file an election to have payment of their deferred accounts accelerated in the event of a "Change in Control". However, deferrals and credits to deferrals after May 1, 1991 are paid only in cash on a fixed date or dates at least six months after the credit, or incident to death or retirement from the Board.

DIRECTORS RETIREMENT PLAN

  Under the Retirement Plan for Non-employee Directors (the "Plan"), a director who has completed five years of service as a non-employee director and attained age 65 may retire from the Board and receive a retirement benefit based on a percentage of the annual retainer in effect at the time of retirement (50% after five years of service, increasing 10% for each additional year of service to 100%). However, if a director is eligible for a pension benefit under another Olin pension plan, the maximum annual benefit under the Plan may not exceed 50% of the director's compensation used for calculating such other pension benefit less (a) the amount of retirement allowance from all other Olin pension plans and pension plans of previous employers and (b) 50% of the director's primary Social Security benefit. Unless such director has previously elected to have such benefit paid on an annual basis for his or her life, the actuarial present value of the annual benefit otherwise payable to the director under the Plan will be paid to him in a lump sum at retirement. If a director has elected to have the retirement benefit paid on an annual basis, (a) the benefit will be so paid for his or her life, (b) the surviving spouse of such a director who dies while receiving payments from the Plan will receive a benefit for life equal to 50% of such payments, (c) the surviving spouse of such a director who dies while serving on the Board will receive a benefit equal to 50% of the benefit that would have been paid had the director retired from the Board on the date of death and (d) on the occurrence of a "Change in Control" of Olin, if such a director has met the service requirements for benefits under the Plan, the director will then receive a discounted lump sum payment equal to the actuarial present value of his or her benefit. If such payment upon a "Change in Control" becomes subject to an "excess parachute payment" tax, the payment will be increased so that the payee will receive a net payment equal to that which would have been received if such tax did not apply.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As disclosed in the above section on Compensation of Directors, Mr. Robert Holland, a director, provided consulting services to the Chairman of the Board and the Board from May 1993 through October 1993 relating specifically to the Board's evaluation of Olin's strategic plan. Mr. Holland was paid a fee of $75,000 for his services plus reimbursement of his out-of-pocket expenses. With the conclusion of the analysis in October, Mr. Holland's consulting arrangement was terminated.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth the number of shares of Common Stock, ESOP Preferred and Series A Conversion Preferred Stock beneficially owned by each director and nominee for director, by the individuals named in the summary compensation table on page 14, and by all directors and current executive officers of Olin as a group, as reported to Olin by such persons as of January 15, 1994. Unless otherwise indicated in the footnotes below, the officers, directors, nominees and individuals had sole voting and investment power over such shares. Also shown in the table are Common Stock which may be acquired within 60 days through the exercise of options.

                            NO. OF ESOP     SERIES A     NO. OF         NO. OF     PERCENT OF
                          PREFERRED SHARES CONVERSION COMMON SHARES COMMON SHARES   CLASS OF
                            BENEFICIALLY   PREFERRED  BENEFICIALLY    ACQUIRABLE     COMMON
   NAME OF INDIVIDUAL       OWNED(A)(B)     STOCK(B)    OWNED(A)    WITHIN 60 DAYS  STOCK(C)
   ------------------     ---------------- ---------- ------------- -------------- ----------
Robert R. Frederick.....         --           --           1,099           --         --
Donald W. Griffin.......         508          --          80,035(d)     56,650        --
William W. Higgins......         --           --         136,034(e)        --         --
Robert Holland, Jr......         --           --           2,362           --         --
John W. Johnstone, Jr...         506          --         113,066(d)    122,850        1.2
Jack D. Kuehler.........         --           --             668           --         --
H. William
 Lichtenberger..........         --           --             200           --         --
G. Jackson Ratcliffe,
 Jr.....................         --           --           1,200           --         --
William L. Read.........         --           200(f)         800           --         --
John P. Schaefer........         --           --             950           --         --
Irving Shain............         276          --           2,465        11,390        --
Eugene F. Williams, Jr..         --           --         289,714(g)        --         1.5
Robert L. Yohe(h).......         507          --          12,893        52,050        --
James G. Hascall........         510          --           3,498        31,847        --
Edward B. Pollak(i).....         507          --          10,623        24,020        --
Directors and executive
 officers as a group,
 including those named
 above (28 persons).....       7,593          200        638,139       437,392        5.4

- --------

(a) Included in this table with respect to officers and Dr. Shain, Mr. Pollak and Mr. Yohe, former officers, are shares credited under the CEOP. Also included in the case of the incumbent directors (other than Messrs. Griffin, Johnstone and Yohe) are certain shares of Common Stock credited to such directors pursuant to the arrangements described above under "Compensation of Directors". The shares so credited will be distributed only after the director retires from the Board.

(b) Neither the named individuals nor the directors and current officers as a group beneficially own more than 1% of the outstanding shares of ESOP Preferred or Series A Conversion Preferred Stock.
(c) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of Common Stock.
(d) Includes 69,133 shares held by a charitable foundation in which Messrs. Griffin and Johnstone are individual trustees and share voting and investment power with Boatmen's Trust Company. Messrs. Griffin and Johnstone disclaim beneficial ownership of such shares.
(e) Includes 17,330 shares held in six trusts of which Mr. Higgins is a co-trustee, sharing voting and investment power; 42,110 shares held in two trusts of which spouse is beneficiary and co-trustee; 40,737 shares held in six trusts of which spouse is co-trustee and children are beneficiaries and 34,458 shares held by spouse. Mr. Higgins disclaims beneficial ownership of such shares.
(f) The 200 shares of Series A Conversion Preferred Stock are held by Mr. Read's spouse. Mr. Read disclaims beneficial ownership of such shares.
(g) Includes 264,784 shares held in trusts of which Mr. Williams is a co-trustee, sharing voting and investment power and 19,500 shares held by spouse. Mr. Williams disclaims beneficial ownership of such shares.
(h) Mr. Yohe retired as an officer effective at the close of business on February 28, 1994.
(i) Mr. Pollak retired as an officer effective at the close of business on December 31, 1993.

  Section 16(a) of the Securities Exchange Act of 1934 requires Olin's officers and directors, and persons who own more than ten percent of a registered class of Olin's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Olin with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to Olin, or written representations that no Forms 5 were required, Olin believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during the period January 1, 1993 to December 31, 1993.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee (the "Compensation Committee") of the Board is responsible for setting policy, developing and monitoring strategies for, and administering the programs which compensate the Chief Executive Officer ("CEO"), the other named executives and other senior executives.

  The Compensation Committee, comprised solely of disinterested, outside directors, normally meets four times each year. These meetings are scheduled to coincide with the setting of short and long term performance targets and prospective total compensation earnings opportunities and the assessment of actual performance against existing targets for purposes of determining salary increases and payouts of award amounts, if any, to be paid to the CEO and other named executives. The September meeting is traditionally dedicated to wide ranging discussions of emerging issues and strategies with respect to executive compensation and performance measurement.

  As a matter of policy, the Compensation Committee intends to take and/or recommend steps necessary under the Omnibus Budget Reconciliation Act of 1993 to avoid the denial of a tax deduction for certain compensation in excess of $1 million per year that may be paid to the Chief Executive Officer and the four other most highly compensated officers. Two such necessary steps required under current proposed regulations are matters proposed for shareholder approval on pages 26 and 29 of this Proxy Statement.

 Philosophy

  The executive compensation philosophy of Olin is to provide competitive, performance-determined earnings opportunities for its executive officers. The philosophy also provides that compensation actually paid reflects the executive's and Olin's short and long-term performance. Olin's philosophy supports an executive compensation program that:

  . integrates objective and subjective performance measures and compensation plan design features with strategic business objectives and shareholder interests;

  . considers external competitive compensation practices;

  . includes both cash and stock ownership components and both short and long-term performance cycles; and

  . creates highly differentiated total compensation opportunities, that is, pay is for performance whereby performance above target is rewarded while performance below target is not rewarded.

 Executive Compensation Program

  The Compensation Committee has established competitive total compensation opportunities (and each component thereof) for the CEO and other named executives that are targeted to (i) the 75th percentile of an "all industry" sample of 58 similarly sized companies, and (ii) to the median of a "selected chemical" company sample. These samples are maintained as a proprietary data base by an independent compensation consultant and were selected because they reflect the diversified nature of Olin's businesses as well as its significant chemicals business component. The "selected chemical" company sample consists of 13 similarly sized chemical companies, three of which are in the ten-company S&P Chemical Index used in the performance graph. Independent compensation consultants provide the committee with an annual assessment of these two data bases and Olin's relative position within them, with respect to each component of executive compensation.

  Olin's 1993 executive compensation program had three components:

  . annual base salary

  . annual incentive bonus

  . long term incentive award

  Together these three components comprised the total targeted compensation opportunity determined by the competitive comparison cited above. Once the total targeted compensation opportunity had been determined for the CEO and each other named executive officer, the committee also then determined the appropriate mix of these three components, again using the above competitive analysis, the desired mix between fixed base salary and variable annual and long term incentives and the advice of independent consultants.

  For the CEO, the individual mix of the three components of his compensation was designed so that his annual bonus and long term incentive award (that is, the portions at risk) were approximately 60% of his total compensation opportunity.

  The committee chose to freeze the total compensation opportunity for all senior executives for 1993 at 1992 levels.

 Annual Base Salary

  Normally, annual base salary is compared to the "all industry" and "selected chemical" samples as described above. The executive's salary guideline is then adjusted as necessary to take into account the Compensation Committee's competitive analysis of external competitive compensation practices and the appropriate fixed-to-variable compensation ratios discussed above.

  However, the CEO's annual base salary (along with 17 other senior executives, including the other named executives) was frozen for 1993.

  A special fund of 3.5% base salary was set aside for 1993 by the committee to be paid as a special performance award if Olin achieved its performance targets for the year. Performance fell short of these targets in 1993 and no special performance award or annual base salary increase was given to the CEO or the other senior executives during 1993.

 Annual Incentive Bonus

  Annual incentive bonus target opportunities also were frozen by the Compensation Committee for 1993 at 1992 levels. Annual performance objectives were set for the CEO by the committee at the beginning of the year. In turn, the CEO established annual performance objectives for the Vice Chairmen, each of whom established objectives for senior executives who reported to them. Accomplishments against these objectives were analyzed subsequently to determine payouts of any annual incentive bonus opportunity. Objectives contained both quantitative financial targets and qualitative strategic objectives. For the CEO in 1993, financial targets were set for pretax profit, return on equity (ROE) and debt to total capital. These financial measures were selected as relevant measures of the company's financial performance in the short-term. These financial measures comprised 60% of the CEO's annual incentive bonus opportunity and each financial target carried equal weight. The other 40% opportunity was measured against the Compensation Committee's subjective assessments of qualitative objectives. These qualitative objectives for the CEO were: Olin Strategic Plan evolution and implementation; development of new information systems to increase customer satisfaction; Total Quality Management assessments; diversity implementation; employee satisfaction determined through the annual employee survey, and the development of senior executives. Each of these qualitative objectives also carried equal weight. The annual incentive bonus for the CEO and all other senior executives also required a minimum of 50% achievement of the pretax financial target, expressed as earnings per share, before any annual incentive bonuses were paid. Also, when the financial objectives were selected by the Compensation Committee at the beginning of the year, a determination is made as to whether the achievement of those objectives should constitute 100% performance (and corresponding payment) or some other percentage. For 1993, the committee determined that 100% achievement of the financial objectives would constitute only 70% payment of that component of the annual incentive bonus opportunity.

  For 1993, performance against the pretax financial target, expressed as earnings per share, exceeded the 50% threshold. In determining this for the senior executives, including the named executives, the Compensation Committee, exercising its discretion, excluded the charge to earnings taken by the company in the fourth quarter of 1993.

  While determining that the threshold had been met, the committee included the 1993 fourth quarter charge in determining whether the CEO and the Vice Chairmen had met the 1993 financial targets set for pretax profit, return on equity and debt to total capital. As a result, none of the financial targets was met and 60% of the target bonus was forfeited. However, the committee determined that all of the qualitative strategic objectives had been satisfied and since this represented 40% of the target bonus, the committee awarded the full 40% of the target bonus to the CEO and the Vice Chairmen.

 Long Term Incentive Award

  As explained earlier, the Compensation Committee determined the long term incentive award opportunity for each named executive when it determined the total compensation opportunity and mix for each named executive. Options and performance share units were granted in amounts equal to this targeted long term incentive award opportunity. In making this calculation, the aggregate present value of the stock options and performance share units was determined using a net present value valuation model suggested by independent consultants. In making these grants for 1993, previously granted long term incentive awards are not taken into account.

  The CEO received a long term incentive award grant in 1993 comprised of stock options granted under Olin's 1988 Stock Option Plan and performance share units granted under Olin's 1991 Long Term Incentive Plan. Options were granted at the fair market value of Common Stock on the date of the grant and have a ten year term.

  Performance share units are shares of phantom stock, the earning of which is tied to meeting certain objective financial performance measures over the performance cycle. The performance cycle is five years. The units can be accelerated and earned in year three or year four provided 100% of the performance goals are met at that time. All units not earned in year five of the performance cycle are forfeited. Earned units are paid in Common Stock. Each grant of performance share units earns dividend equivalents over the performance cycle. There are two performance measures for these performance share units:

  . an absolute average ROE goal over the five year performance cycle; and

  . a relative Total Return to Shareholders (TRS) measure comprised of a blended mix of S&P indices. This blended index measures Olin's TRS against the TRS of a mix of S&P chemicals, metals, aerospace, defense, and S&P 400 companies, and is weighted to Olin's sales mix in these industry segments.

  Additionally, the CEO and other named executives were eligible in 1993 for a payout of performance units granted in 1989 under the Performance Unit Plan upon completion of a four year performance cycle; however, no payout was made because the average ROE target for the cycle was not achieved.


                                          G. Jackson Ratcliffe, Jr., Chairman
                                          Robert R. Frederick
                                          Robert Holland, Jr.
                                          Jack D. Kuehler
                                          Eugene F. Williams, Jr.

  The following table shows for the Chief Executive Officer and the other four most highly compensated executive officers of Olin cash compensation for the fiscal years 1991-1993.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                    ANNUAL COMPENSATION              COMPENSATION
                           -------------------------------------- ------------------
                                                                    AWARDS   PAYOUTS
                                                                  ---------- -------
    NAME AND PRINCIPAL                                            SECURITIES
       POSITION(A)                                 OTHER ANNUAL   UNDERLYING  LTIP      ALL OTHER
 AS OF DECEMBER 31, 1993   YEAR  SALARY  BONUS(B) COMPENSATION(C)  OPTIONS   PAYOUTS COMPENSATION(D)
 -----------------------   ---- -------- -------- --------------- ---------- ------- ---------------
 John W. Johnstone, Jr...  1993 $600,000 $140,000     $51,195       20,340   $     0    $ 25,378
  Chairman, President      1992 $600,000 $175,000     $35,096       36,000   $     0    $ 25,378
   & Chief Executive       1991 $560,004 $225,000     $31,728       19,300   $49,969    $ 24,233
   Officer
 Donald W. Griffin.......  1993 $350,000 $ 70,000     $27,726        9,260   $     0    $ 22,554
  Vice Chairman            1992 $350,000 $100,000     $19,167       16,400   $     0    $ 16,963
                           1991 $325,008 $130,000     $17,216        9,200   $24,375    $ 16,284
 Robert L. Yohe..........  1993 $350,000 $ 70,000     $25,171        9,260   $     0    $581,686
  Vice Chairman            1992 $350,000 $100,000     $16,818       16,400   $     0    $ 12,111
                           1991 $325,008 $100,000     $15,337        9,200   $24,375    $ 11,302
 James G. Hascall........  1993 $270,000 $ 75,000     $19,099        5,560   $     0    $ 17,194
  Senior Vice President    1992 $270,000 $ 90,000     $13,026        4,900   $     0    $ 14,171
                           1991 $250,008 $ 90,000     $11,044        5,900   $14,625    $ 13,586
 Edward B. Pollak........  1993 $240,000 $ 45,000     $14,355        3,550   $     0    $349,311
  Senior Vice President    1992 $236,250 $ 40,000     $10,333        3,150   $     0    $ 12,320
                           1991 $225,000 $ 40,000     $ 9,690        3,750   $11,213    $ 12,230

- --------

(a) On February 24, 1994, the Board elected Mr. Griffin President and Chief Operating Officer. Mr. Johnstone continues to serve as Chairman and Chief Executive Officer.

(b) Excludes phantom share units ("psu's") granted in 1992 and 1991 and reported in previous proxy statements as long term incentive plan awards. For 1991 grants to Messrs. Johnstone, Griffin, Yohe, Hascall and Pollak, aggregate fair market values of psu's as of grant date were $142,016, $68,789, $68,789, $44,380 and $28,847, respectively. For 1992 grants, such psu values were $159,000, $71,500, $71,550, $42,400 and $26,500, respectively.

(c) Includes dividend equivalents on outstanding performance share units paid at the same rate as dividends paid on Olin common stock. Also includes tax gross ups paid for imputed income on use of company provided automobiles. For Mr. Pollak, includes payment of unused vacation upon his retirement.

(d) Amounts reported in this column for 1993 are comprised of the following items:

                                                                          VALUE OF            PAYMENT
                                CEOP      SUPPLEMENTAL  TERM LIFE     SPLIT-DOLLAR LIFE   UNDER EXECUTIVE
                            COMPANY MATCH   CEOP(1)    INSURANCE(2) INSURANCE PREMIUMS(3)  AGREEMENT(4)
                            ------------- ------------ ------------ --------------------- ---------------
   J. W. Johnstone, Jr.....    $7,445       $10,925      $ 7,008           $   0             $    0
   D. W. Griffin...........    $7,445       $ 3,425      $ 4,754           $ 6,930           $    0
   R. L. Yohe..............    $7,225       $ 3,425      $   122           $10,914           $560,000
   J. G. Hascall...........    $7,445       $ 1,025      $ 4,721           $ 4,003           $    0
   E. B. Pollak............    $7,225       $   125      $   465           $11,596           $330,000

  --------

  (1) The Supplemental CEOP permits participants in the CEOP to make contributions, and Olin to match the same, in amounts permitted by the CEOP but which would otherwise be in excess of those permitted by certain Internal Revenue Service limitations.

  (2) Under Olin's key executive insurance program, additional life insurance is provided and monthly payments are made to the spouse and dependent children of deceased participants.

  (3) The amount shown represents the full dollar amount of the Olin-paid premium for the whole life portion of the split-dollar life insurance. Olin was reimbursed by the named individuals for the premium attributed to the term portion of such insurance.

  (4) As part of Olin's restructuring announced December 16, 1993, Mr. Pollak elected to retire on December 31, 1993 and was entitled to this payment as provided under the terms of his Executive Agreement. Mr. Pollak in addition to his pension benefits is entitled also to $18,300 per year under an arrangement in connection with his retirement. Mr. Yohe retired as an officer on February 28, 1994. Mr. Yohe will receive this payment as provided under the terms of his Executive Agreement. Executive Agreements are described on page 18.

                              STOCK OPTION PLANS

  Under Olin's Stock Option Plans, options to purchase shares of Common Stock have been granted to key employees selected by the Compensation Committee. The option price may not be less than the fair market value of Common Stock on the date of grant and options are exercisable for a maximum of ten years from such date. Instead of requiring an optionee to pay cash, the Compensation Committee may permit the delivery of already-owned Common Stock, valued at the fair market value on the date of exercise, in payment for the exercise price of options. Except for antidilution adjustments, options do not expressly provide for repricing or adjustments to the exercise price.

  The following table sets forth as to the individuals named in the summary compensation table on page 14, information relating to options granted by Olin from January 1, 1993 through December 31, 1993.

            OPTION GRANTS OF COMMON STOCK IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                         -------------------------------------------------------------------------------
                         NUMBER OF
                         SECURITIES                                       POTENTIAL REALIZABLE VALUE AT
                         UNDERLYING    % OF TOTAL                         ASSUMED RATES OF STOCK PRICE
                          OPTIONS   OPTIONS GRANTED  EXERCISE            APPRECIATION FOR OPTION TERM(D)
                          GRANTED   TO ALL EMPLOYEES  PRICE   EXPIRATION -------------------------------
NAME                       (A,B)     IN FISCAL YEAR    (C)       DATE    0%       5%           10%
- ----                     ---------- ---------------- -------- ---------- --- ------------ --------------
J. W. Johnstone, Jr.....   20,340         13.8%       $43.25   4/28/03    $0 $    553,246 $    1,402,024
D. W. Griffin...........    9,260          6.3%        43.25   4/28/03     0      251,871        638,286
R. L. Yohe..............    9,260          6.3%        43.25   4/28/03     0      251,871        638,286
J. G. Hascall...........    5,560          3.8%        43.25   4/28/03     0      151,231        383,247
E. B. Pollak............    3,550          2.4%        43.25   4/28/03     0       96,560        244,699
All Stockholders........      n/a          n/a           n/a       n/a    $0 $518,839,888 $1,314,832,854
All Optionees...........  147,030        100.0%       $43.25   4/28/03    $0 $  3,999,201 $   10,134,690

- --------

(a) Options were awarded on April 29, 1993 and are exercisable on April 29, 1994, except for Messrs. Pollak and Yohe whose options became exercisable on December 16, 1993 and January 27, 1994, respectively.

(b) Under the 1988 Stock Option Plan ("1988 Plan"), the Compensation Committee, in its discretion, may grant stock appreciation rights ("SAR's") to optionees. To date, no such SAR's have been granted. Each such right will relate to and have the same terms and conditions, including restrictions, as a specific option granted under the 1988 Plan, together with such additional terms and conditions as the Compensation Committee may prescribe.

(c) The exercise price of the options reflects the fair market value of Common Stock on the date of grant.
(d) No gain to the optionees is possible without appreciation in the stock price which will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of Olin's stock price or to establish any present value of the options.

  The following table sets forth as to the individuals named in the summary compensation table on page 14, information regarding options exercised during 1993 and the value of in-the-money outstanding options at the end of 1993.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                      NUMBER OF                 AGGREGATE
                                                SECURITIES UNDERLYING     VALUE OF UNEXERCISED,
                           SHARES                UNEXERCISED OPTIONS          IN-THE-MONEY
                          ACQUIRED    VALUE          AT 12/31/93         OPTIONS AT 12/31/93(A)
NAME                     ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ----------- -------- ----------- ------------- ----------- -------------
J. W. Johnstone, Jr.....        0    $      0   122,850      20,340      $153,464     $124,583
D. W. Griffin...........        0    $      0    56,650       9,260      $168,580     $ 56,718
R. L. Yohe..............        0    $      0    52,050       9,260      $ 71,280     $ 56,718
J. G. Hascall...........        0    $      0    31,847       5,560      $111,185     $ 34,055
E. B. Pollak............    6,961    $144,069    24,020           0      $ 55,260     $      0

- --------
(a) Value was computed as the difference between the exercise price and the $49.375 per share closing price of Olin Common Stock on December 31, 1993, as reported on the consolidated transaction reporting system for New York Stock Exchange issues.

LONG TERM INCENTIVE PLAN

  Under the 1991 Long Term Incentive Plan, the Compensation Committee may grant to eligible participants awards of stock options, stock appreciation rights, restricted stock, performance shares, performance units, dividend equivalents and other awards valued in whole or in part by reference to Common Stock.

  Participants are selected by the Compensation Committee and are limited to salaried employees of Olin and its subsidiaries. However, awards may also be granted to salaried employees of entities in which Olin has a significant equity interest as determined by the Compensation Committee. Upon adoption of this Plan in April 1991, 500,000 shares of Common Stock (subject to equitable adjustments and an adjustment in the event of termination of the 1988 Stock Option Plan as provided therein) were available for awards.

  The Compensation Committee has approved at the time of grant payment to the participants, including the named executive officers, who received performance share units, cash amounts equivalent to the dividends paid on Common Stock. At a participant's request, the committee may elect to defer payments of phantom stock units and the dividend equivalents accrued thereon, upon such terms and conditions as may be determined by the committee.

  Payment of performance share units and of deferrals of phantom stock is made in Common Stock on a one-to-one basis, unless the committee otherwise determines. Fractional shares of phantom stock are paid in cash.

  The following table shows with respect to the individuals named in the summary compensation table on page 14, information concerning awards of performance share units for the period January 1, 1993 to December 31, 1993.

            LONG TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR(A)

                                                     ESTIMATED FUTURE PAYOUTS
                                                    UNDER NON-STOCK PRICE BASED
                        NUMBER OF    PERFORMANCE              PLAN(B)
                       PERFORMANCE OR OTHER PERIOD  ---------------------------
                       SHARE UNITS UNTIL MATURATION THRESHOLD  TARGET  MAXIMUM
NAME                       (#)        OR PAYOUT        ($)      ($)      ($)
- ----                   ----------- ---------------- --------- -------- --------
J. W. Johnstone, Jr...    8,800         5 yrs.       $43,450  $238,975 $434,500
D. W. Griffin.........    4,010         5 yrs.        19,799   108,897  197,994
R. L. Yohe............    1,559(c)      5 yrs.         7,698    42,337   76,976
J. G. Hascall.........    2,410         5 yrs.        11,899    65,447  118,994
E. B. Pollak..........      684(c)      5 yrs.         3,377    18,575   33,773

- --------

(a) Each performance share unit consists of a phantom share of Common Stock. Performance share units have a five-year performance cycle. The Compensation Committee has established a payment schedule which sets forth the portion of each performance unit to be paid at the end of the performance cycle if Olin achieves a certain return on shareholders equity and a certain measure of total return to shareholders compared to a blended mix of S&P Indices by the time of payout. Payout may occur early at the end of the third or fourth year of the performance cycle in the event the five-year performance targets are achieved by those dates. At the end of the five-year performance cycle, or earlier if the performance targets are achieved sooner in year three or four, each participant will receive the portion of each performance share unit earned in accordance with the payment schedule. The portion of the performance share unit not earned by the end of the five-year performance cycle will be forfeited.

(b) The payment schedule provides for payouts ranging from 10% to 100% of the performance units. If the minimum threshold is not reached, no payouts will occur during the performance cycle. The threshold amount shown in the table assumes the minimum is achieved. The target amount shown in the table represents a 55% payout at the end of the performance cycle, which is the midpoint of the 10-100% range of payouts in the payment schedule. The maximum amount shown in the table reflects a 100% payout. The value of performance share units on payout is dependent upon the fair market value of Common Stock at the time of payout. For purposes of calculating the dollar value of the share units in the table, the $49.375 per share closing price of Common Stock on December 31, 1993 as reported on the consolidated transaction reporting system of the New York Stock Exchange was utilized.

(c) Awards were prorated to reflect Messrs. Yohe and Pollak's retirement prior to completing the performance cycle.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           OLIN CORPORATION, S&P 400 INDEX AND S&P CHEMICALS INDEX(a)

Measurement period                      S&P 400         S&P CHEMICALS
(Fiscal year Covered)   OLIN            Index           Index
- ---------------------   ---------       ---------       ---------
Measurement PT -
1988                    $ 100           $ 100           $ 100

1989                    $ 122           $ 129           $ 127

1990                    $  81           $ 128           $ 110

1991                    $  90           $ 168           $ 143

1992                    $ 107           $ 177           $ 157

1993                    $ 122           $ 193           $ 175

- --------
(a) $100 invested on December 31, 1988 in stock or index, including reinvestment of dividends.



                COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN
           OLIN CORPORATION, S&P 400 INDEX AND S&P CHEMICALS INDEX(a)

Measurement period                      S&P 400         S&P CHEMICALS
(Fiscal year Covered)   OLIN            Index           Index
- ---------------------   ---------       ---------       ---------
Measurement PT -
1990                    $ 100           $ 100           $ 100

1991                    $ 112           $ 113           $ 130

1992                    $ 133           $ 138           $ 142

1993                    $ 151           $ 151           $ 159

- --------
   (a) $100 invested on December 31, 1990 in stock index, including reinvestment of dividends.

EXECUTIVE AGREEMENTS

  Each of the executive officers named in the table on page 14, and twelve other employees have (or had) agreements with Olin which provide, among other things, that in the event of a covered termination of employment (which could include, among other things, termination of employment other than for cause and termination at the election of the individual to leave Olin under certain circumstances), the individual will receive a lump sum payment from Olin equal to 12 months salary plus the greater of (a) average incentive compensation award from Olin during the three years preceding the termination or (b) the then standard annual incentive compensation award, less any amounts payable under existing severance or disability plans of Olin. In the event that a "Change in Control" of Olin occurs, and there is a covered termination, the individual will receive twice the severance payment or in the case of the Chief Executive Officer and the Vice Chairmen three times. Pension credit and insurance coverage would be afforded for the period reflected in the severance payment. The agreements also provide for certain outplacement services. The agreements will expire on July 1, 1994, unless prior to that date there is a "Change in Control" of Olin, in which event they will expire on the later of July 1, 1994 or three years following the date of the "Change in Control". A "Change in Control" would occur if Olin ceases to be publicly owned; more than 20% of its outstanding shares are acquired by others (other than an Olin employee benefit plan); the incumbent Directors and their designated successors cease over a two-year period to constitute a majority of the Board; or Olin's Board determines that a tender offer indicates a serious intention by the offeror to acquire control of Olin. Each agreement provides that the individual agrees to remain in Olin's employ for six months after a "Potential Change in Control" of Olin has occurred. The agreements provide that payments made thereunder or under any change in control provision of an Olin compensation or benefit plan which are subject to "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of Olin's benefit and compensation plans also contain "change-in-control" provisions.

RETIREMENT BENEFITS

  The Olin Non-Bargaining Pension Plan, together with two supplementary plans (collectively, the "Pension Plan"), provide for fixed benefits upon retirement. The normal retirement age is 65, but early retirement is available after attainment of age 55 with at least 10 years of service at a reduced percentage of the normal retirement allowance (100% is payable if early retirement is at age 62). Directors who are not also employees of Olin are not eligible to participate in the Pension Plan. The Olin Non-Bargaining Pension Plan is a tax-qualified plan, and benefits are payable only with respect to current compensation. Under one of the supplementary plans mentioned above, Olin pays a supplemental pension, based on the formula described in the next succeeding paragraph, on deferred compensation (including deferred incentive compensation). Under the other supplementary plan, Olin will pay employees affected by the limitations imposed by the Internal Revenue Code on qualified plans a supplemental pension in an annual amount equal to the reduction in pensions resulting from such limitations.

  "Compensation" for purposes of the Pension Plan represents average cash compensation per year (as that term is used in the cash compensation table on page 14) received for the highest three years during the ten years up to and including the year in which an employee retires. The normal retirement allowance is 1.5% of "Compensation" as so defined multiplied by the number of years of benefit service, less an amount of the employee's primary Social Security benefit not to exceed 50% of such benefit.

  Under the Senior Executive Pension Plan (the "Senior Plan"), Olin will pay retirement benefits to certain senior executives upon their retirement after age 55, which benefits are reduced if retirement is prior to age 62. Under the Senior Plan, the maximum benefit will be 50% of "Compensation" (as defined above), less payments from the Pension Plan, any other Olin pension, pension benefits from other employers, and Social Security benefits, as set forth above. Subject to the above limitations, benefits will accrue at the rate of 3% for each year of service in a senior executive position. The Senior Plan will also provide benefits to the executive's surviving spouse equal to 50% of the executive's benefits. Payment of benefits under the Senior Plan is not automatic, notwithstanding satisfaction of its service requirements, but is subject to Plan provisions regarding suspension of benefit accruals and cessation of benefits. The Compensation Committee may remove a participant from the Senior Plan for cause as defined in the Plan, and no payments will be made if the participant voluntarily terminates employment without the committee's consent.

  The Olin Non-Bargaining Pension Plan provides that if, within three years following a "Change in Control" of Olin, any corporate action is taken or filing made in contemplation of, among other things, a Plan termination or merger or other transfer of assets or liabilities of the Plan, and such termination, merger or other event thereafter takes place, Plan benefits would automatically be increased for affected participants (and retired participants) to absorb any Plan surplus.

  Each of the Senior Plan and the two supplementary plans mentioned above provides that in the event of a "Change in Control", Olin will pay each participant a lump sum amount sufficient to purchase an annuity which (together with any monthly payment provided under trust arrangements or other annuities established or purchased by Olin to make payments under such plan) will provide the participant with the same monthly after-tax benefit as the participant would have received under the plan, based on benefits accrued thereunder to the date of the "Change in Control". The agreements described under "Executive Agreements" above provide that an executive officer who is less than age 55 at the time of a "Change in Control" will, for purposes of calculating the above lump sum payment under the Senior Plan, be treated as if he had retired at age 55, with the lump sum payment being calculated on the basis of service to the date of a "Change in Control".

  The following table shows the maximum combined amounts payable annually on normal retirement under the Pension Plan and Senior Plan. Such amounts will be reduced by Social Security benefits and the other offsets described above.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                                    --------------------------------------------
REMUNERATION                        15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
- ------------                        -------- -------- -------- -------- --------
$  200,000......................... $ 90,000 $100,000 $100,000 $100,000 $105,000
   400,000.........................  180,000  200,000  200,000  200,000  210,000
   600,000.........................  270,000  300,000  300,000  300,000  315,000
   800,000.........................  360,000  400,000  400,000  400,000  420,000
 1,000,000.........................  450,000  500,000  500,000  500,000  525,000

- --------
Credited years of service for the named executive officers as of December 31, 1993 are as follows: Mr. Johnstone 14.6 years of benefit service under the Pension Plan (14.6 years under the Senior Plan); Mr. Griffin, 32.6 years (12.8 years under the Senior Plan); Mr. Yohe, 10.3 years (10.3 years under the Senior
Plan); Mr. Hascall, 33.4 years (13.9 years under the Senior Plan) and Mr. Pollak, 36.5 years (17.7 years under the Senior Plan).

DEFERRALS

  Individuals with deferred accounts (including deferred directors' compensation) currently may borrow from Olin at market interest rates up to 50% of the value of their deferred phantom stock accounts and up to 100% of their deferred cash accounts.

          PROPOSAL TO APPROVE THE OLIN CORPORATION 1994 STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS

  The Board of Directors proposes that the shareholders approve the Olin Corporation 1994 Stock Plan for Non-employee Directors (the "Directors Plan"). On February 24, 1994, the Board adopted the Directors Plan, subject to approval by shareholders at the 1994 Annual Meeting.

  The purpose of the Directors Plan is to promote the long-term growth and financial success of Olin by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders. The Directors Plan is designed to achieve its purpose by paying the non-employee directors most of their compensation in Common Stock, which is subject to market risks and tied to the performance of Olin, rather than cash. Generally speaking, the Directors Plan
(i) provides for the granting annually of 100 shares of Common Stock to each non-employee director and the deferral of the payment of such shares until after such director ceases to be a member of the Board, (ii) provides for the granting to such director annually an amount of shares of Common Stock equal in value to $25,000 in lieu of the annual cash retainer, (iii) permits such director to elect to receive his or her quarterly meeting fees in the form of shares of Common Stock in lieu of cash, and (iv) permits such director to elect to defer cash meeting fees and any shares to be delivered under the Directors Plan.

  Set forth below is a brief description of certain salient provisions of the Directors Plan. This does not purport to be a complete summary of the Directors Plan, and the summary is subject in its entirety to the terms and provisions of the Directors Plan, a copy of which is set forth as Exhibit A to this proxy statement. Shareholders are urged to read the Directors Plan in its entirety.

  Participation. All directors who are not Olin employees (a "Non-employee Director") shall participate in the Directors Plan.

  Available Shares. The total number of shares of Common Stock that may be issued to Non-employee Directors under the Directors Plan is 90,000. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. The foregoing number and the annual 100 share grant may be increased or decreased by events set forth in Section 8 of the Directors Plan. The Directors Plan does not limit the amount of compensation paid to Directors, including the amount of the cash retainer or meeting fees, and such amounts may change from time to time as the Directors may determine.

  Administration. Full power and authority to construe, interpret and administer the Directors Plan shall be vested in the Directors Committee of the Board. Decisions of the Directors Committee shall be final, conclusive and binding upon all parties.

  Annual Stock Grant. Each Non-employee Director shall be credited with 100 shares of Common Stock each calendar year beginning in 1995. To be entitled to such credit in any calendar year, a Non-employee Director must be serving as such on January 1 of such year. Actual receipt of shares credited shall be deferred and each eligible Non-employee Director shall receive a credit to his or her stock account established under the Directors Plan ("Stock Account") in the amount of 100 shares of Common Stock as of January 1. A Non-employee Director may elect to defer to his or her Stock Account receipt of all or any portion of such shares (including dividends accruing thereon) to a date or dates on or following the date such Non-employee Director ceases to be a member of the Board ("Retirement Date"). Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary) as soon as practicable following the Retirement Date.

  Annual Retainer Stock Grant. On January 1 of each year beginning with 1995, each Non-employee Director who is such on such date shall receive that number of shares (rounded up to the next whole share) of Common Stock having an aggregate fair market value (as defined in the Directors Plan) on such date of $25,000 (except in the case of January 1, 1995 only, the $25,000 figure shall be increased by $6,250 and the Non-employee Directors shall not receive any quarterly cash retainer for the fourth quarter of 1994). In the event a person becomes in a calendar year a Non-employee Director subsequent to January 1, and has not received the annual stock retainer for such calendar year, such person on the first day of the calendar month following his or her becoming such shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock having an aggregate fair market value (as defined) on such first day of an amount equal to $2,084 times the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director. The annual cash retainer payable to the Non-employee Director shall be reduced by the aggregate fair market value of the shares to be received for such calendar year. A Non-employee Director may elect to defer receipt of all or any portion of such shares. Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to such Non-employee Director as soon as practicable.

  Election to Receive Meeting Fees and Excess Retainer in Stock In Lieu of Cash. A Non-employee Director may elect to receive all or a portion of the director meeting fees and the Excess Retainer (as defined below) payable in cash by Olin for his or her service as a director for the calendar year in the form of shares of Common Stock. For purposes of the Directors Plan, the Excess Retainer shall be an amount equal to the excess of the annual cash retainer over $25,000, if any. On October 1, 1994, the effective date of the Directors Plan, the amount of the Excess Retainer will be zero. The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar year payable to a Non-employee Director who so elects to receive the Excess Retainer in the form of shares for such year shall be equal to the aggregate fair market value on January 1 of such calendar year (or in the case of a Non-employee Director who becomes such after January 1 on the first day of the calendar month following the date such new Non-employee Director became such) of the amount of Excess Retainer which has been elected to be paid in shares. The number of shares (rounded up to the next whole share) for a calendar quarter payable to a Non-employee Director who so elects to receive meeting fees in the form of shares shall be equal to the aggregate fair market value on the first day of the calendar quarter (a "Credit Date") following such quarter of the director meeting fees which have been earned in such quarter and which are elected to be paid in shares. Except with respect to any shares the director has elected to defer, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary designated) as soon as practicable.

  Deferrals of Meeting Fees and Excess Retainer. A Non-employee Director may elect to defer all or a portion of the shares payable in lieu of director meeting fees and the Excess Retainer and all or a portion of the director meeting fees and Excess Retainer payable in cash by Olin for his or her service as a director for the calendar year. A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of shares of Common Stock and any deferred cash fees and retainer deferred in the form of cash.

  Stock Account. On the Credit Date or other day on which a Non-employee Director is otherwise entitled to receive shares under the Directors Plan, a Non-employee Director who has elected to defer shares shall receive a credit to his or her Stock Account. The amount of such credit shall be the number of shares so deferred (rounded up to the next whole share in the event of a fractional share).

  Cash Account. On the Credit Date or in the case of the Excess Retainer on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has elected to defer cash meeting fees and/or the Excess Retainer in the form of cash shall receive a credit to a cash account established under the Directors Plan for cash deferrals ("Cash Account"). The amount of the credit shall be the dollar amount of such Director's meeting fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year and in each case, specified for deferral in cash.

  Dividends and Interest. Each time a dividend is paid on the Common Stock, a Non-employee Director who has shares credited to his or her Stock Account shall receive a credit for such dividends on the dividend payment date to his or her Stock Account; provided dividends paid with respect to the 100 share annual stock grant shall not be credited to the Stock Account but shall instead be promptly paid to the Director unless such Director has elected to defer such dividends. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director's Stock Account as of the record date for the dividend and dividing the product by the fair market value per share on the dividend payment date. The Cash Account shall be credited on each Credit Date with interest on such account's balance at the end of the preceding quarter, payable at a rate equal to the pre-tax cost of borrowing of Olin on such date as determined from time to time by Olin's Chief Financial Officer, Controller or Treasurer.

  Payouts. Cash Accounts will be paid out in cash and Stock Accounts shall be paid out in shares of Common Stock. Cash amounts credited to a Cash Account and certificates representing shares credited to a Stock Account shall be delivered to the Non-employee Director as soon as practicable after termination of the deferral and consistent therewith.

  Change in Control. Notwithstanding anything to the contrary in the Directors Plan or any election thereunder, in the event a Change in Control (as defined below) occurs, amounts and shares credited to Cash Accounts and Stock Accounts shall be promptly distributed to Non-employee Directors. A "Change in Control" shall mean any of the following: (i) Olin ceases to be, directly or indirectly, owned by at least 1,000 shareholders; (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the 1934 Act, other than Olin, a majority-owned subsidiary of Olin or an employee benefit plan (or related trust) of Olin or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act of 20% or more of the then outstanding voting stock of Olin; and (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by Olin's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

  Effective Date. The Directors Plan shall be effective on October 1, 1994 provided it has been approved by Olin's shareholders prior to such date. The first Credit Date will be January 1, 1995.

  Tax Treatment. In the opinion of Olin's Vice President, Taxes and Risk Management, the Directors Plan has been structured to provide for tax deferral of the value of deferred shares (including those acquired with cash or dividends) and deferred cash fees (including interest thereon) until the shares are paid out. Upon payout, the Non-employee Director will be subject to federal and applicable state and local taxes based in the fair market value of the shares on the payout date, and Olin will be entitled to a corresponding deduction.

  Shareholder Approval. In order to comply with the requirements of Section 16(b) of the Securities Exchange Act of 1934 and to cause shares of Common Stock, both when credited to a Non-employee Director's deferred account and when distributed, not to constitute an "acquisition" of Common Stock for the purposes of Section 16(b), shareholder approval of the Directors Plan is required.

  The amount of the benefits that can be derived in a fiscal year by a Non-employee Director under the Directors Plan is not determinable and will vary with the value of shares of Common Stock. Had the Directors Plan become effective January 1, 1993, the 100 shares credited to the Non-employee Director's Stock Account as of January 1, 1993 would have had a value of $4,513 on such date and a value of $4,956 on December 31, 1993. Such director also would have received, or been credited in the form of shares with, dividends during the year equal in value to $220. Additionally, payment of the annual cash retainer in the form of shares in lieu of cash would have resulted in 685 shares being paid to the director or credited to the director's Stock Account during 1993 and such shares would have had an aggregate value of $33,949 at December 31, 1993. Dividends on these shares would also have been paid to the Non-employee Director or credited to his or her Stock Account during 1993. If the director elected to defer meeting fees, these also would have been credited to the Cash or Stock Accounts as the director elected along with dividends and interest. The foregoing dollar values were determined using the fair market value (as defined in the Directors Plan) of Common Stock as reported on the consolidated transaction reporting system of the New York Stock Exchange composite tape on December 31, 1992 and December 31, 1993, as applicable.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1994 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

                         PROPOSAL TO AMEND THE BY-LAWS
                        TO EXPAND THE INDEMNIFICATION OF
                     DIRECTORS, OFFICERS AND EMPLOYEES AND
                 LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS

  The Board of Directors has unanimously recommended to the shareholders that they approve an amendment to Article III ("Article III") of Olin's By-Laws (i) to expand the indemnification of directors, officers and employees of Olin and
(ii) to limit the liability of the directors and officers of Olin (the "Amendment"). The full text of Article III, as amended by the Amendment, is attached to this proxy statement as Exhibit B and should be reviewed in connection with this proposal.

  Olin's shareholders approved Article III in its present form in 1986 in response to the growing exposure of corporate directors, officers and employees to the risk of involvement in litigation and its related expense, largely as a result of the proliferation of complex laws, regulations and court decisions applicable to corporations. At that time, the Board concluded that in order to attract capable and responsible individuals to Olin, and, as a matter of fairness, Olin should provide increased indemnification protection to directors, officers and employees of the corporation. Olin is a Virginia corporation, and since the adoption of Article III in 1986, the Virginia General Assembly has adopted a series of amendments to the provisions of the Virginia Stock Corporation Act (the "Act") regarding directors' and officers' liability and indemnification. The Amendment is intended to permit Olin to take advantage of these amendments.

                     DESCRIPTION AND EFFECT OF THE PROPOSAL

INDEMNIFICATION.

  If adopted, the Amendment will change the standard of conduct required for persons seeking indemnification under Article III. The Amendment will mandate indemnification of (i) any person who was or is a party to any proceeding, including a proceeding brought by or in the right of Olin, by reason of the fact that he is or was a director, officer or employee of Olin, and (ii) any director, officer or employee of Olin who is or was serving at the request of Olin as a director, officer or employee of another entity, except in any such case in the event the director, officer or employee has engaged in willful misconduct or a knowing violation of the criminal law.

  Under Article III, as currently in effect, Olin will, if the requisite standard of conduct is met, indemnify its directors, officers and employees, and persons serving at its request as directors, officers or employees of other corporations or enterprises (including employee benefit plans), against liability and reasonable expense incurred by such individuals with respect to claims, actions or proceedings (including lawsuits brought in the right of Olin or such other enterprise) in which they may be involved by reason of serving or having served in such capacity. The requisite standard of conduct is that the individual acted in good faith and believed that his or her conduct was in the best interests of Olin or such other enterprise (or, in the case of an employee benefit plan, was in the best interest of the participants or beneficiaries of the plan). Under the current by-law, indemnification is not be permitted (a) in a proceeding charging an individual with personal benefit in the event he is adjudged liable on the basis that the benefit was improperly received or (b) in respect of any amount recovered or voluntarily paid under Section 16(b) of the Securities Exchange Act of 1934.

  The Amendment does not alter the other provisions of Article III regarding indemnification. Indemnification will be made unless the Board of Directors of Olin, acting by a majority of those directors who were such at the time of the occurrence giving rise to the claim, action or proceeding and who are not parties thereto, finds that the director, officer or employee has not met the requisite standard of conduct. If there are not at least five such directors, indemnification will be made unless Olin's principal

Virginia legal counsel (or if that counsel is unwilling to provide such service, Virginia legal counsel mutually acceptable to Olin and the person seeking indemnification) delivers to Olin their written opinion that the standard has not been met. A judgment, settlement, conviction or plea of nolo contendere or the like will not create a presumption that the standard of conduct was not met. Olin will have the burden of proof to establish, by a preponderance of the evidence, that the requisite standard of conduct has not been met.

  Unless the Board finds by a preponderance of the evidence available at the time that an individual has not met the required standard of conduct, expenses with respect to a claim, action or proceeding of the character described in the Amendment will be advanced by Olin prior to the final disposition of the matter. The advance will be subject to receipt by Olin of an undertaking by or on behalf of the recipient to repay the advance should it be ultimately determined that indemnification is not called for under Article III. The financial ability of the individual to repay an advance will not be taken into consideration when an advance is called for by Article III.

  An amendment or repeal of Article III after the inception of an occurrence giving rise to a claim for indemnification will not limit, deny or adversely affect in any respect the right of a director, officer or employee to indemnification under Article III with respect to such occurrence.

LIMIT ON LIABILITY.

  The amendments to the Act enable the shareholders of a corporation, through the corporation's articles of incorporation or a shareholder-adopted by-law, to place a limit on the amount of, or to eliminate entirely, damages that may be assessed against a director or officer of a Virginia corporation in an action by or in the right of the corporation or its shareholders. Any such limit on damages does not apply in the event of willful misconduct or a knowing violation of either the criminal law or any federal or state securities law.

  If approved, the Amendment will eliminate entirely damages that may be assessed against a director or officer of Olin in a derivative or shareholder suit, except in the event the director or officer had engaged in willful misconduct or a knowing violation of the criminal law or federal or state securities laws. The Amendment would leave unaffected the right of Olin or any shareholder to pursue equitable remedies, such as an action to enjoin or rescind a transaction, although, as a practical matter, such remedies may not be available as to any given matter if the Board has already acted on such matter. In addition, the Amendment would not eliminate a director's or officer's duty of care to Olin; it only eliminates, in certain circumstances, monetary damages occasioned by a breach of that duty.

  In the absence of the Amendment, the Act provides that the maximum amount of damages that could be assessed against a director or officer of Olin in a derivative or shareholder suit where the director or officer had not engaged in willful misconduct or a knowing violation of the criminal law or federal or state securities laws would be the greater of $100,000 or the amount of cash compensation received by the director or officer from Olin in the twelve month period preceding the act or omission giving rise to liability.

AMENDMENT.

  If approved by the shareholders, the Amendment will provide that any amendment to Article III may be approved only by a majority of the votes entitled to be cast by each voting group entitled to vote on such an amendment. In the absence of such a provision, Article III could be amended if the votes cast in favor of an amendment exceeded the votes against such amendment at a meeting of shareholders at which a quorum is present.

POSSIBLE BENEFITS AND DISADVANTAGES OF THE PROPOSAL.

  The Board believes that the adoption of the Amendment is in the best interests of the shareholders as well as Olin. In recent years there has been an increase in the number and amount of claims brought against directors and officers of corporations. At the same time, the cost of adequate directors' and officers' liability insurance coverage has continued to rise. The Board has concluded that it is advisable to provide directors and officers with the broadest protection possible under the Act in order to continue to attract and retain capable individuals to serve the corporation.

  Although there can be no assurance that the adoption of the Amendment will enable Olin more readily to secure directors' and officers' liability insurance at a lower cost, the Board believes that the Amendment may have a favorable impact over the long term on the availability, cost, amount and scope of such insurance coverage. Olin is unaware of any actual or threatened action or proceeding that might result in a claim for indemnification or application of the liability limit under the Amendment.

  Adoption of the Amendment may have the effect of reducing the likelihood of derivative litigation against directors or officers and may also discourage or deter shareholders from bringing a lawsuit against directors or officers, even though an action, if successful, might otherwise have benefitted Olin and its shareholders. However, even in the absence of the Amendment, the maximum amount of damages that could be assessed against a director or officer under similar circumstances would be limited to the greater of $100,000 or the amount of cash compensation received by the director or officer in the twelve-month period preceding the act or omission giving rise to liability. The Board believes that the diligence exercised by directors and officers of Olin stems primarily from their desire to act in the best interests of Olin and not from a fear of monetary damage awards. Consequently, the Board believes that the level of scrutiny and care exercised by directors and officers will not be lessened by the adoption of the Amendment. Nevertheless, the directors do have a personal interest in the adoption of the Amendment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE BY-LAWS.

     PROPOSAL TO APPROVE THE SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

  The Board of Directors proposes that the shareholders approve the Olin Senior Management Incentive Compensation Plan ("Incentive Plan"), which provides for the awarding of cash bonuses ("Incentive Awards") to participants in the Incentive Plan.

  On January 27, 1994, the Board adopted the Incentive Plan, subject to approval by shareholders at the 1994 Annual Meeting.

  The Omnibus Budget Reconciliation Act of 1993 was signed into law by President Clinton on August 10, 1993 (the "Revenue Act"). The Revenue Act denies the deduction for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four other most highly compensated officers. Certain types of compensation, including compensation based on performance measures, are excluded from this deduction limit. In order for compensation to qualify for this exception (i) it must be paid solely on account of the attainment of one or more performance measures, (ii) the performance goals must be established by a compensation committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance measures, must be disclosed to and approved by shareholders in a separate vote prior to payment and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement"). In addition, satisfaction of the requirements set forth in (iii) and (iv) above must be made conditions to the right of the executive to receive the performance based compensation. The Incentive Plan is intended to satisfy the exclusion contained in the Revenue Act consistent with proposed Internal Revenue Service regulations recently issued.

  In an effort to comply with the provisions of the Revenue Act to qualify the compensation payable to certain executives under the Incentive Plan as performance based compensation eligible for exclusion from the deduction limit, the Incentive Plan is being submitted to the shareholders for approval at the 1994 Annual Meeting. By approving the Incentive Plan, the shareholders will be approving, among other things, the performance measures contained therein. The approval by shareholders and the satisfaction of the Certification Requirement shall be a condition to the rights of a participant to receive any benefits under the Incentive Plan.

  Set forth below is a brief description of certain salient provisions of the Incentive Plan. This does not purport to be a complete summary of the Incentive Plan. The summary is subject in its entirety to the terms and provisions of the Incentive Plan, a copy of which is set forth as Exhibit C to this proxy statement.

  Purpose. The purpose of the Incentive Plan is to compensate certain members of Olin's senior management on an individual basis for contributions to Olin and to stimulate the efforts of such members by giving them a direct financial interest in Olin's performance.

  Administration. The Incentive Plan will be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate. Such committee will have sole authority to make rules and regulations for the administration of the Incentive Plan. Interpretation and decisions of such committee with regard to the Incentive Plan will be final and conclusive.

  Participants. Participants for a fiscal year shall be those salaried employees who are designated as participants ("Participants") by the Compensation Committee prior to the commencement of such fiscal year (or a later date if permitted by tax law) provided that for 1994 the committee shall designate participants prior to April 1, 1994. In February 1994, such committee designated only Mr. Johnstone and Mr. Griffin as Participants for 1994.

  Performance Measures. For each fiscal year, the Compensation Committee will select one or more of the shareholder approved performance measures ("Performance Measures") and set the performance goals for these measures. The Performance Measures and the related performance goals will be utilized to determine the amount of the Incentive Award payable for such fiscal year under the Incentive Plan. The Incentive Plan provides that the Performance Measures will be Pre-Tax Profit and Earnings Per Share. Under the Incentive Plan, (i) "Pre-Tax Profit" means for a fiscal year Olin's consolidated income before taxes, before any special charges or gains and (ii) "Earnings Per Share" means for a fiscal year Olin's consolidated net income before the after-tax effect of any special charge or gain or cumulative effect of a change in accounting, less ESOP preferred dividends, divided by the weighted average number of shares of Common Stock outstanding plus an equivalent number (one for one) of shares of Common Stock assuming the conversion of the Series A Preferred Stock.

  However, the Incentive Plan provides that the Compensation Committee may select from several other Performance Measures which may be utilized as Performance Measures in lieu of or in addition to Earnings Per Share and Pre-Tax Profit; provided such designation would not cause the Incentive Award to become subject to the $1 million limitation contained in the Revenue Act. Such other Performance Measures that the committee might designate are Cash Flow, Return on Capital, Return on Equity ("ROE") and Return on Net Assets ("RONA"). These are defined as follows: "Cash Flow" means Olin's consolidated net income, before the after-tax effect of any special charge or gain or cumulative effect of any change in accounting, plus depreciation and amortization, less capital and investment spending and plus or minus changes in working capital; "Return on Capital" means Olin's consolidated net income plus after-tax interest expense and the after-tax effect of any special charge or gain and any cumulative effect of a change in accounting, divided by average Consolidated Net Assets. "ROE" means Olin's consolidated net income before the after-tax effect of any special charge or gain and any cumulative effect of any change in accounting, divided by average shareholders' equity; and "RONA" means Pre-tax Profit before interest expense divided by average Consolidated Net Assets. "Consolidated Net Assets" means Olin's consolidated total assets less total non-interest bearing liabilities.

  Award Determination. Prior to the commencement of a fiscal year (or such later date if permitted by tax law) (but in the case of the 1994 fiscal year, prior to April 1, 1994), for the Incentive Awards for such fiscal year, the Compensation Committee will designate or approve (i) the individuals who will be Participants in the Incentive Plan, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure and (v) the target Incentive Award for each Participant. Following the end of a fiscal year, the committee shall determine the Incentive Award for each Participant by: (i) comparing actual performance for each measure against the payout matrix approved for such fiscal year; (ii) multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor; and (iii) summing the weighted payout percentages and multiplying their overall payout percentage by the Participant's target Incentive Award. The Performance Measures for 1994 Incentive Awards will be Pre-Tax Profit and Earnings Per Share. The Compensation Committee has set Mr. Johnstone's and Mr. Griffin's 1994 target Incentive Award at $260,000 and $160,000, respectively.

  Notwithstanding anything contained in the Incentive Plan to the contrary, the committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the committee of the amount of such Incentive Award.

  As a condition to the right of a Participant to receive an Incentive Award, the Compensation Committee shall first certify, by resolution of the committee, that the Incentive Award has been determined in accordance with the provisions of the Incentive Plan.

  Maximum Award. The maximum Incentive Award paid a Participant under the Incentive Plan with respect to a fiscal year may not exceed 100% of such Participant's annual base salary in effect on December 31 of the immediately preceding fiscal year.

  Payment and Deferral. Incentive Awards are paid within 75 days of the close of a fiscal year in a single, lump sum. Under certain circumstances, payment may be deferred as provided in Section 4.3 of the Incentive Plan.

  Nonexclusive. Participation in the Incentive Plan does not exclude Participants from participation in any other benefit or compensation plan or arrangement of Olin, including other bonus or incentive plans. Furthermore, 1994 Participants will be participating in another bonus plan, the payout of which will be based on qualitative non-financial measurements of their performance.

  The cost to Olin of the Incentive Awards and the amounts to be paid to Participants cannot be determined at this time because payout of Incentive Awards is based on Olin's future financial performance and the number of Participants named by the Compensation Committee.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN.

    PROPOSAL TO APPROVE AMENDMENTS TO THE OLIN 1991 LONG TERM INCENTIVE PLAN

  The Board of Directors proposes that the shareholders approve certain amendments ("1991 Plan Amendments") to the Olin 1991 Long Term Incentive Plan ("1991 Plan") which is administered by the Compensation Committee and which is described above at page 16. The 1991 Plan Amendments are designed to help ensure that future grants of awards made under the 1991 Plan ("Awards") qualify as being "performance based" and thus excluded from the deduction limit contained in the Revenue Act. The 1991 Plan Amendments are intended to satisfy the exclusion contained in the Revenue Act consistent with proposed Internal Revenue Service regulations recently issued. The Amendments provide that (i) grants to any one 1991 Plan participant of awards which represent or are designated in shares of Olin Common Stock shall not exceed 60,000 shares in any calendar year and (ii) stock-based awards which are granted after January 1, 1994 and which are designated as performance-based by the Compensation Committee shall have as performance measures return on equity (ROE) and total return to shareholders.

  On January 27, 1994, the Board adopted the 1991 Plan Amendments, subject to approval by shareholders at the Annual Meeting. The 1991 Plan was previously approved by the shareholders at the 1991 Annual Meeting.

  As previously explained in the proposal to approve the Senior Management Incentive Compensation Plan, the Revenue Act denies the deduction for certain compensation in excess of $1 million per year paid by a public company to certain highly compensated officers. Certain types of compensation, including compensation based on performance measures, are excluded from this deduction limit. In order for compensation to qualify for this exception, among other things, (i) the compensation plan must provide for a limit on the compensation to be paid to each executive and (ii) the performance measures must be disclosed to and approved by shareholders in a separate vote prior to payment. Currently, the 1991 Plan does not provide for a limit on the amount of Awards to be paid to any participant or the specific performance measures to be utilized for performance-based Awards. The Board recently amended the 1991 Plan to provide that the Compensation Committee may not increase any payment of any Awards once the Award has been granted.

  In an effort to comply with the provisions of the Revenue Act and to qualify certain future awards issuable under the 1991 Plan to certain executives under the 1991 Plan as performance based compensation eligible for exclusion from the deduction limit, the 1991 Plan Amendments are being submitted to the shareholders for approval at the 1994 Annual Meeting. By approving the 1991 Plan Amendments, the shareholders will among other things be approving the performance measures to be used under the 1991 Plan.

  The 1991 Plan is proposed to be amended as set forth below.

  A new Section 4(c) is proposed to be added to the 1991 Plan to read as follows:

    "(c) Notwithstanding anything contained in this Plan to the contrary, grants to any one Participant of Awards which represent or are designated in Shares shall not exceed 60,000 Shares in any calendar year."

  A new Section 6(f)(xix) is proposed to be added to the 1991 Plan to read as follows:

    "(xix) Notwithstanding any provision in this Plan to the contrary, Awards granted under Sections 6(c), 6(d) or 6(e) after January 1, 1994 and designated by the Committee as being performance-based shall have as performance measures Return on Equity and Total Return to Shareholders. For purposes of the Plan, "Return on Equity" shall mean consolidated income of Olin after taxes and before the after-tax effect of any special charge or gain and any cumulative effect of any change in accounting, divided by average shareholders' equity and "Total Return to Shareholders" shall mean for the performance period total return to shareholders of $100 worth of Shares for such period assuming reinvestment of dividends on a quarterly basis. The Committee shall determine the performance goals for each such performance measure with respect to each such Award."

  On February 24, 1994, the Compensation Committee approved the granting on April 28, 1994 of performance share units under the 1991 Plan. These awards are substantially similar to the ones granted in 1993 and described on page 16 of this Proxy Statement except that payout of the 1994 awards is conditioned upon shareholder approval of the 1991 Plan Amendments. The following table shows with respect to the individuals named in the summary compensation table on page 14, and the groups identified below the dollar values of such performance share units to be awarded:

                     OLIN 1991 LONG TERM INCENTIVE PLAN
- -----------------------------------------------------------------------------
                                                        DOLLAR      NUMBER
NAME AND POSITION (A)                                  VALUE ($) OF UNITS (B)
- ---------------------                                  --------- ------------
J.W. Johnstone, Jr.  Chairman, President & Chief
                      Executive Officer                $250,000
D.W. Griffin         Vice Chairman                      137,500
R.L. Yohe            Vice Chairman                            0
J.G. Hascall         Senior Vice President               65,000
E.B. Pollak          Senior Vice President                    0
Executive Officer Group                                 833,787
Non-Executive Director Group                                  0
Non-Executive Officer Employee Group                    613,090

- --------

(a) Positions are as of December 31, 1993.

(b) Number of units cannot be determined until April 28 since number of units depends on the per share price of Common Stock on that day.

  Capitalized terms utilized in the 1991 Plan Amendments have the meanings assigned to them in the 1991 Plan.

  If approved by shareholders, the 1991 Plan Amendments are not expected to increase or decrease benefits to any participants in the 1991 Plan, including Olin's executive officers.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE OLIN 1991 LONG TERM INCENTIVE PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of KPMG Peat Marwick as independent auditors of Olin for the year 1994. The appointment of this firm was recommended to the Board by its Audit Committee.

  The submission of this matter to shareholders at the Annual Meeting is not required by law or by the By-laws. The Board of Directors of Olin is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its appointment of KPMG Peat Marwick as independent auditors.

  A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS OLIN'S INDEPENDENT AUDITORS FOR 1994.

                                 MISCELLANEOUS

  Olin will pay the entire expense of this solicitation of proxies.

  Georgeson & Company Inc., New York, New York, will solicit proxies by personal interview, mail, telephone and telegraph, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. Olin will pay Georgeson & Company Inc. a fee of $14,500 covering its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and employees of Olin.

SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented to Olin's 1995 Annual Meeting of Shareholders must be received at Olin's principal executive offices by November 15, 1994 for inclusion in Olin's proxy statement and form of proxy for that meeting. All such proposals must be in writing and addressed to the Corporate Secretary, Olin Corporation, 120 Long Ridge Road, Stamford, CT 06904.

                                          By order of the Board of Directors:

                                          Johnnie M. Jackson, Jr.
                                          Secretary

Dated: March 15, 1994

                                                                       EXHIBIT A

                                OLIN CORPORATION
                   1994 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

  The purpose of the Olin Corporation 1994 Stock Plan for Non-employee Directors is to promote the long-term growth and financial success of Olin Corporation by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders.

2. DEFINITIONS

  The following capitalized terms utilized herein have the following meanings:

    "Board" means the Board of Directors of the Company.

    "Cash Account" means an account established under the Plan for a Non-employee Director to which cash meeting fees and retainers have been or are to be credited in the form of cash.

    "Change in Control" means any of the following: (i) the Company ceases to be, directly or indirectly, owned by at least 1,000 shareholders; (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of
  Section 13(d)(3) of the 1934 Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of 20% or more of the then outstanding voting stock of the Company; and (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Directors Committee (or its successor) of the Board.

    "Common Stock" means the Company's Common Stock, $1.00 par value per share.

    "Company" means Olin Corporation, a Virginia corporation, and any successor.

    "Credit Date" means the first day of each calendar quarter, beginning with January 1, 1995.

    "Excess Retainer" means with respect to a Non-employee Director the amount of the full annual cash retainer payable to such Non-employee Director from time to time by the Company for service as a director in excess of $25,000, if any; provided that in the event the annual cash retainer is prorated to reflect that such Non-employee Director did not serve as such for the full calendar year, the $25,000 shall be similarly prorated.

    "Fair Market Value" means, with respect to a date, on a per share basis, the average of the high and the low price of a share of Common Stock reported on the consolidated tape of the New York Stock Exchange on such date or if the New York Stock Exchange is closed on such date, the next preceding date on which it is open.

    "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Non-employee Director" means a member of the Board who is not an employee of the Company or any subsidiary thereof.

    "Plan" means the Olin Corporation 1994 Stock Plan for Non-employee
  Directors.

    "Retirement Date" means the date the Non-employee Director ceases to be a member of the Board.

    "Stock Account" means an account established under the Plan for a Non-employee Director to which shares of Common Stock have been or are to be credited in the form of stock.

3. TERM

  The Plan shall become effective October 1, 1994 provided the shareholders of the Company approve the Plan prior to such date. Once effective, the Plan shall operate and shall remain in effect until terminated by action of the Board as provided in Section 9 hereof.

4. ADMINISTRATION

  Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

5. PARTICIPATION

  All Non-employee Directors shall participate in the Plan.

6. GRANTS AND DEFERRALS

  (a) Annual Stock Grant. Subject to the terms and conditions of the Plan, each Non-employee Director shall be credited with 100 shares of Common Stock each calendar year beginning in 1995. To be entitled to such credit in any calendar year, a Non-employee Director must be serving as such on January 1 of such year. Actual receipt of shares credited shall be deferred and each eligible Non-employee Director shares shall receive a credit to his or her Stock Account in the amount of 100 shares of Common Stock as of January 1. A Non-employee Director may elect in accordance with Section 6(e) to defer to his or her Stock Account receipt of all or any portion of such shares (including dividends thereon payable in accordance with Section 6(e)(4)) to a date or dates on or following such Non-employee Director's Retirement Date. Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(h)) as soon as practicable following the Retirement Date.

  (b) Annual Retainer Stock Grant. Subject to the terms and conditions of the Plan, on each January 1 of each year beginning with 1995, each Non-employee Director who is such on such date shall receive that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair Market Value on such date of $25,000 (except in the case of January 1, 1995 only, the $25,000 figure shall be increased by $6,250 and the Non-employee Directors shall not receive any quarterly cash retainer for the fourth quarter of 1994). In the event a person becomes in a calendar year a Non-employee Director subsequent to January 1 and has not received the annual stock retainer for such calendar year, such person, on the first day of the calendar month following his or her becoming such, shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock having an aggregate Fair Market Value on such first day of an amount equal to $2,084 times the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director. The annual cash retainer payable to the Non-employee Director shall be reduced by the aggregate Fair Market Value on the date the Non-employee Director becomes entitled to receive shares under this Section 6(b) for such calendar year. A Non-employee Director may elect to defer receipt of all or any portion of such shares in accordance with Section 6(e). Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to such Non-employee Director as soon as practicable.

  (c) Election to Receive Meeting Fees and Excess Retainer in Stock in Lieu of Cash. Subject to the terms and conditions of the Plan, a Non-employee Director may elect to receive all or a portion of the director meeting fees and the Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year in the form of shares of Common Stock. Such election shall be made in accordance with Section 6(e). The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar year payable to a Non-employee Director who so elects to receive the Excess Retainer in the form of shares for such year shall be equal to the aggregate Fair Market Value on January 1 of such calendar year (or in the case of a Non-employee Director who becomes such after January 1, on the first day of the calendar month following the day such new Non-employee Director became such) of the amount of Excess Retainer which has been elected to be paid in shares. The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter payable to a Non-employee Director who so elects to receive meeting fees in the form of shares shall be equal to the aggregate Fair Market Value on the Credit Date following such quarter of the director meeting fees which have been earned in such quarter and which are elected to be paid in shares. Except with respect to any shares the director has elected to defer, certificates representing such shares shall be delivered to the Non-employee Director as soon as practicable.

  (d) Deferrals of Meeting Fees and Excess Retainer. Subject to the terms and conditions of the Plan, a Non-employee Director may elect to defer all or a portion of the shares payable under Section 6(c) and all or a portion of the director meeting fees and Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year. Such election shall be made in accordance with Section 6(e). A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of shares of Common Stock and any deferred cash fees and retainer deferred in the form of cash.

  (e) Elections. (1) All elections under Sections 6(a), 6(b), 6(c) and 6(d) shall (A) be made in writing and delivered to the Secretary of the Company and
(B) be irrevocable. All elections for payments or deferrals in the form of Common Stock shall be made before July 1 of the year prior to the year in which the shares of Common Stock or director's fees and retainer are to be earned (or, in the case of an individual who becomes a Non-employee Director during a calendar year, at least six months prior to the date the fees or shares are to be earned, and otherwise in the case of all Non-employee Directors for the 1994 calendar year, before April 1, 1994). Elections for deferrals in the form of cash under Section 6(d) shall be made on or before December 31 prior to the year the director's fees or retainer are to be earned (or, in the case of an individual who becomes a Non-employee Director during a calendar year, prior to the date of his or her election as a director and otherwise in the case of all Non-employee Directors for the 1994 calendar year, on or prior to June 30,
1994). Deferral elections shall also (A) specify the portions (in 25% increments) to be deferred and (B) specify the future date or dates on which deferred amounts are to be paid or the future event or events upon the occurrence of which the deferred amounts are to be paid and the method of payment (lump sum or annual installments of approximately equal amounts (up to 10)). In the event of an election under Section 6(c) for director meeting fees or Excess Retainer to be paid in shares of Common Stock, the election shall specify the portion (in 25% increments) to be so paid. Any change with respect to the terms of his election for (A) the payment of director meeting fees or Excess Retainer under Section 6(c) from shares to cash or vice versa and (B) the amount of any deferral in the form of Common Stock and the timing or amount of payments from the Stock Account shall only be effective six months following such change in the election.

  (2) Stock Account. On the Credit Date, a Non-employee Director who has elected to defer shares under Sections 6(b) or 6(d) shall receive a credit to his or her Stock Account. The amount of such credit shall be the number of shares so deferred (rounded to the next whole share in the event of a fractional share).

  (3) Cash Account. On the Credit Date or in the case of the Excess Retainer, on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has elected to defer cash fees and/or the Excess Retainer under Section 6(d) in the form of cash shall receive a credit to his or her Cash Account. The amount of the credit shall be the dollar amount of such Director's meeting fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year, as the case may be, and in each case, specified for deferral in cash.

  (4) Dividends and Interest. Each time a cash dividend is paid on the Common Stock, a Non-employee Director who has shares credited to his or her Stock Account shall receive a credit for such dividends on the dividend payment date to his or her Stock Account; provided dividends paid with respect to shares granted under Section 6(a) shall not be credited to the Stock Account but shall instead be promptly paid directly to such Non-employee Director unless such director shall have elected to defer receipt thereof as provided in Section 6(a). The amount of the dividend credit shall be the number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director's Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share on the dividend payment date. The Cash Account of a Non-employee Director shall be credited on each Credit Date with interest on such account's balance at the end of the preceding quarter, payable at a rate equal to the pre-tax cost of borrowing of the Company on such date as determined from time to time by the Chief Financial Officer, Controller or Treasurer of the Company.

  (5) Payouts. Cash Accounts will be paid out in cash and Stock Accounts shall be paid out in shares of Common Stock. Cash amounts credited to a Cash Account and certificates representing shares credited to a Stock Account shall be delivered to the Non-employee Director as soon as practicable following the termination of the deferral and consistent therewith.

  (f) No Stock Rights. The deferral of shares of Common Stock into a Stock Account shall confer no rights upon such Non-employee Director, as a shareholder of the Company or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein.

  (g) Change in Control. Notwithstanding anything to the contrary in this Plan or any election, in the event a Change in Control occurs, amounts and shares credited to Cash Accounts and Stock Accounts shall be promptly distributed to Non-employee Directors.

  (h) Beneficiaries. A Non-employee Director may designate at any time and from time to time a beneficiary for his or her Stock and Cash Accounts in the event his or her Stock or Cash Account may be paid out following his or her death. Such designation shall be in writing and received by the Company prior to the death to be effective.

7. LIMITATIONS AND CONDITIONS

  (a) Total Number of Shares. The total number of shares of Common Stock that may be issued to Non-employee Directors under the Plan is 90,000. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. The foregoing number may be increased or decreased by the events set forth in Section 8 below. No fractional shares shall be issued hereunder. In the event a Non-employee Director is entitled to a fractional share, such share amount shall be rounded upward to the next whole share amount.

  (b) No Additional Rights. Nothing contained herein shall be deemed to create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan which are not already credited to his or her accounts.

8. STOCK ADJUSTMENTS

  In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a) and the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a), (ii) the class of shares that may be issued under the Plan and (iii) the amount and type of payment that may be made in respect of unpaid dividends on shares of Common Stock whose receipt has been deferred pursuant to Section 6(e), as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

9. AMENDMENT AND TERMINATION

  This Plan may be amended, suspended or terminated by action of the Board; provided, however, that (a) the provisions of the Plan may not be amended more than once every six months, other than to comport with changes in the Code, or the rules thereunder, and (b) if the Plan has been approved by the shareholders of the Company, any amendment shall be similarly approved if the amendment would:

    (i) materially increase the benefits accruing to participants under the Plan;

    (ii) materially increase the number of securities which may be issued under the Plan (except as provided in Section 8); or

    (iii) materially modify the requirements as to eligibility for participation in the Plan.

Furthermore, no termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Cash Account or Stock Account.

10. NONASSIGNABILITY

  No right to receive any payments under the Plan or any amounts credited to a Non-employee Director's Cash or Stock Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(h) by a Non-employee Director does not constitute a transfer.

11. UNSECURED OBLIGATION

  Benefits payable under this Plan shall be an unsecured obligation of the Company.

12. RULE 16b-3 COMPLIANCE

  It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the 1934 Act and that Plan participants remain disinterested persons ("Disinterested Persons") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the 1934 Act. Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining Disinterested Persons, that provision shall be deemed amended so that the Plan does so comply and the Plan participants remain disinterested, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

                                                                       EXHIBIT B

                                OLIN CORPORATION

                              AMENDMENT TO BY-LAWS

                                  ARTICLE III.
                    INDEMNIFICATION AND LIMIT ON LIABILITY.

  (a) Every person who is or was a director, officer or employee of the Corporation, or who, at the request of the Corporation, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action or proceeding (whether brought in the right of the Corporation or any such other corporation, entity, plan or otherwise), civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, or such other corporation, entity or plan while serving at the request of the Corporation, whether or not he continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

  As used in this Article III: (i) the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee; (ii) the terms "director", "officer" and "employee," unless the context otherwise requires, include the estate or personal representative of any such person; (iii) a person is considered to be serving an employee benefit plan as a director, officer or employee of the plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or, in connection with the plan, to participants in or beneficiaries of the plan; (iv) the term "occurrence" means any act or failure to act, actual or alleged, giving rise to a claim, action or proceeding; and (v) service as a trustee or as a member of a management or similar committee of a partnership or joint venture shall be considered service as a director, officer or employee of the trust, partnership or joint venture.

  The termination of any claim, action or proceeding, civil or criminal, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph (a). The burden of proof shall be on the Corporation to establish, by a preponderance of the evidence, that the relevant standards of conduct set forth in this paragraph (a) have not been met.

  (b) Any indemnification under paragraph (a) of this Article shall be made unless (i) the Board, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who are not at the time parties to such claim, action or proceeding (provided there are at least five such directors), finds that the director, officer or employee has not met the relevant standards of conduct set forth in such paragraph (a), or (ii) if there are not at least five such directors, the Corporation's principal Virginia legal counsel, as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved, or in the event for any reason such Virginia counsel is unwilling to so serve, then Virginia legal counsel mutually acceptable to the Corporation and the person seeking indemnification, deliver to the Corporation their written advice that, in their opinion, such standards have not been met.

  (c) Expenses incurred with respect to any claim, action or proceeding of the character described in paragraph (a) shall, except as otherwise set forth in this paragraph (c), be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article III. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. Notwithstanding the foregoing, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before delivery of the final finding described in paragraph (b), the Board or Virginia legal counsel, as the case may be, acting in accordance with the procedures set forth in paragraph
(b), find by a preponderance of the evidence then available that the officer, director or employee has not met the relevant standards of conduct set forth in paragraph (a).

  (d) No amendment or repeal of this Article III shall adversely affect or deny to any director, officer or employee the rights of indemnification provided in this Article III with respect to any liability or expense arising out of a claim, action or proceeding based in whole or substantial part on an occurrence the inception of which takes place before or while this Article III, as adopted by the shareholders of the Corporation at the 1986 Annual Meeting of the Corporation, is in effect. The provisions of this paragraph (d) shall apply to any such claim, action or proceeding whenever commenced, including any such claim, action or proceeding commenced after any amendment or repeal to this
Article III.

  (e) The rights of indemnification provided in this Article III shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contraction or as a matter of law.

  (f) In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this
Article III, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

  (g) An amendment to this Article III shall be approved only by a majority of the votes entitled to be cast by each voting group entitled to vote thereon.

                                                                       EXHIBIT C

            OLIN SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

  Section 1. Purpose. The purposes of the Olin Senior Management Incentive Compensation Plan (the "Plan") are (i) to compensate certain members of senior management of Olin Corporation (the "Company") on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such members by giving them a direct financial interest in the performance of the Company.

  Section 2. Definitions. The following terms utilized in this Plan shall have the following meanings:

    "Cash Flow" shall mean consolidated net income of the Company, before the after-tax effect of any special charge or gain or cumulative effect of any change in accounting, plus depreciation and amortization, less capital and investment spending and plus or minus changes in working capital.

    "Committee" shall mean the Compensation and Stock Option Committee of the Board of Directors of the Company or such other committee of such Board as such Board may from time to time designate.

    "Consolidated Net Assets" shall mean consolidated total assets of the Company less total non-interest bearing liabilities.

    "Earnings Per Share" shall mean for a fiscal year consolidated net income of the Company before the after-tax effect of any special charge or gain or cumulative effect of a change in accounting, less ESOP preferred dividends, divided by the weighted average number of shares of common stock outstanding plus an equivalent number (one for one) of shares of Common Stock assuming the conversion of the Series A Preferred Stock.

    "Participant" shall mean for a fiscal year each salaried employee who is designated as a Participant by the Committee prior to the commencement of such fiscal year (or such later date, if any, as permitted by Section 162(m)); provided for 1994, the Committee shall designate the Participants prior to April 1, 1994.

    "Performance Measures" shall mean for a fiscal year Pre-Tax Profit and Earnings Per Share; provided that the Committee may in lieu of, or in addition to, Pre-Tax Profit and/or Earnings Per Share designate one or more of the following as additional, alternative or substitute Performance
  Measures: Cash Flow, ROE, Return on Capital and RONA provided such designation would not subject any Incentive Award to Section 162(m).

    "Pre-Tax Profit" shall mean for a fiscal year the consolidated income before taxes of the Company, before any special charges or gains.

    "Return on Capital" shall mean consolidated net income of the Company plus after-tax interest expense and the after-tax effect of any special charge or gain and any cumulative effect of a change in accounting, divided by average Consolidated Net Assets.

    "ROE" shall mean consolidated net income of the Company before the after-tax effect of any special charge or gain and any cumulative effect of any change in accounting, divided by average shareholders' equity.

    "RONA" shall mean Pre-tax Profit before interest expense divided by average Consolidated Net Assets.

    "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, all as amended from time to time.

  Section 3. Term. The Plan shall be effective as of January 1, 1994 (the "Effective Date"), and shall be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 7.

  Section 4. Incentive Award.

  4.1 For each fiscal year of the Company, each Participant may be entitled to receive an award payable in cash ("Incentive Award") in an amount determined by the Committee as provided in this Plan. Prior to the commencement of a fiscal year (or such later date, if any, as permitted by Section 162(m)) (but in the case of the 1994 fiscal year, prior to April 1, 1994), for the Incentive Awards for such fiscal year, the Committee will designate or approve (i) the individuals who will be Participants in the Plan, if any, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure and
(v) the target Incentive Award for each Participant. Following the end of a fiscal year, the Committee shall determine the Incentive Award for each Participant by:

    (i) comparing actual performance for each measure against the payout matrix approved for such fiscal year,

    (ii) multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, and

    (iii) summing the weighted payout percentages and multiplying their overall payout percentage by the Participant's target Incentive Award.

  Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Incentive Award.

  As a condition to the right of a Participant to receive an Incentive Award, the Committee shall first certify, by resolution of the Committee, that the Incentive Award has been determined in accordance with the provisions of this Plan.

  Incentive Awards for a fiscal year shall be determined as soon as practicable after such fiscal year and shall be paid no later than 75 days following such fiscal year unless deferred as provided in Section 4.4 hereof. The maximum Incentive Award paid a Participant under this Plan with respect to a fiscal year may not exceed 100% of such Participant's annual base salary in effect on December 31 of the immediately preceding fiscal year.

  4.2 A Participant whose employment terminates with cause or without the Committee's written consent during a fiscal year shall forfeit such Participant's Incentive Award for such fiscal year.

  4.3 Incentive Awards shall be payable in a single, lump sum. However, the Committee may in its discretion elect to defer payment of any Incentive Award until such date before or after retirement as a Participant may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment; provided that deferrals in the form of phantom stock shall be paid only in the form of cash and on a fixed date or dates at least six months after the grant of the Incentive Award or incident to death, retirement, disability or termination of employment. Such terms may include the payment of interest or dividend equivalents on deferred amounts.

  4.4 The Company shall withhold from any Incentive Award or payments made or to be made under this Plan any amount of withholding taxes due in respect of an Incentive Award, its deferral or payment.

  4.5 Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans.

  Section 5. Administration and Interpretation. The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

  Section 6. Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

  Section 7. Amendment or Termination. The Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Incentive Award for which performance goals have been established but which has not yet been earned or paid: provided further that such action will not cause an Incentive Award to become subject to the deduction limitations contained in
Section 162(m).

  Section 8. No Assignment. The rights hereunder, including without limitation rights to receive an Incentive Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of an Incentive Award shall be payable only to such Participant. A Participant, however, may designate in writing at any time and from time to time one or more beneficiaries to receive the payment of any deferred Incentive Award in the event of the Participant's death; provided such designation is received by the Company prior to such death.

  Section 9. The Company. For purposes of this Plan, the "Company" shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

  Section 10. Stockholder Approval. This Plan shall be subject to approval by a vote of the stockholders of the Company at the 1994 Annual Meeting, and such stockholder approval shall be a condition to the right of a Participant to receive any benefits hereunder.

  Section 11. No Right to Employment. The designation of an employee as a Participant or grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary.

  Section 12. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

  Section 13. No Trust. Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

  Section 14. Section 162(m). It is the intention of the Company that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the "performance-based" compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the "performance-based" compensation exception contained in Section 162(m).

                        LOGO  PRINTED ON RECYCLED PAPER

                                                PROXY
                                OLIN CORPORATION
                     120 LONG RIDGE RD., STAMFORD, CT 06904

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        WILLIAM W. HIGGINS, ROBERT HOLLAND, JR., and JOHN W. JOHNSTONE, JR., or any of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in Olin Corporation which the undersigned would be entitled to vote on all matters which may come before the Annual
      Meeting of Shareholders to be held at
      Stamford, Connecticut, on April 28, 1994, at
      10:30 a.m. and at any adjournment.

        This Proxy will be voted as directed by
      the shareholder on the items listed on the reverse side. IF NO CONTRARY DIRECTION IS
      SPECIFIED, THIS PROXY WILL BE VOTED FOR
      ITEMS 1, 2, 3, 4, 5 AND 6. Should any
      nominee be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.

      COMMENTS/ADDRESS CHANGE: PLEASE MARK BOX ON REVERSE SIDE


PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE, WHERE IT IS CONTINUED,
                    THEN RETURN IT IN THE ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------
                              FOLD AND DETACH HERE

                               [INSERT MAP HERE]

                                                                     Please mark
                                                               [X]   your votes
                                                                      this way


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND 6.


                                                                    WITHHELD
                                                      FOR            FOR ALL

Item 1--Approval of the Election of the following     [_]             [_]
        nominees as Directors: Robert R.
        Frederick, William W. Higgins, H. William
        Lichtenberger, John P. Schaefer

WITHHELD FOR: (Write that nominee's name in the space provided below).

- -------------------------------------------------------------------------

                                     FOR             AGAINST         ABSTAIN

Item 2--Approval of the Olin         [_]              [_]              [_]
        Corporation 1994 Stock
        Plan for Non-employee
        Directors

Item 3--Approval of amendment to     FOR             AGAINST         ABSTAIN
        Article III of the By-laws
        of the Corporation,          [_]              [_]              [_]
        relating to indemnification

Item 4--Approval of the Senior       [_]              [_]              [_]
        Management Incentive
        Compensation Plan

Item 5--Approval of amendments       [_]              [_]              [_]
        to the Olin 1991 Long
        Term Incentive Plan

Item 6--Ratification of
        appointment of independent   [_]              [_]              [_]
        auditors

                                            WILL ATTEND MEETING [_]

                                        COMMENTS/ADDRESS CHANGE [_]
                                        (use space on reverse
                                         side)




Signature(s) ___________________________   Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such


- -------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                OLIN CORPORATION
                120 LONG RIDGE ROAD, STAMFORD, CONNECTICUT 06904


      Dear Shareholder:

      You are invited to attend our 1994 Annual
      Meeting of Shareholders at 10:30 a.m. on Thursday, April 28th at Olin's offices at
      120 Long Ridge Road, Stamford, Connecticut.

      This is your admission card. If you plan to attend, please mark the box on your proxy.
      Be sure to bring the card with you to the Meeting. On the back is a map showing how to reach our Stamford office by automobile.

                             Sincerely,

                             Johnnie M. Jackson, Jr.
                             Secretary

                                                PROXY
                                OLIN CORPORATION
                     120 LONG RIDGE RD., STAMFORD, CT 06904

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        WILLIAM W. HIGGINS, ROBERT HOLLAND, JR., and JOHN W. JOHNSTONE, JR., or any of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in Olin Corporation which the undersigned would be entitled to vote on all matters which may come before the Annual
      Meeting of Shareholders to be held at
      Stamford, Connecticut, on April 28, 1994, at
      10:30 a.m. and at any adjournment.

        This Proxy will be voted as directed by
      the shareholder on the items listed on the reverse side. IF NO CONTRARY DIRECTION IS
      SPECIFIED, THIS PROXY WILL BE VOTED FOR
      ITEMS 1, 2, 3, 4, 5 AND 6. Should any
      nominee be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.

      COMMENTS/ADDRESS CHANGE: PLEASE MARK BOX ON REVERSE SIDE


PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE, WHERE IT IS CONTINUED,
                    THEN RETURN IT IN THE ENCLOSED ENVELOPE.

                                                                     Please mark
                                                               [X]   your votes
                                                                      this way


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND 6.


                                                                    WITHHELD
                                                      FOR            FOR ALL

Item 1--Approval of the Election of the following     [_]             [_]
        nominees as Directors: Robert R.
        Frederick, William W. Higgins, H. William
        Lichtenberger, John P. Schaefer

WITHHELD FOR: (Write that nominee's name in the space provided below).

- -------------------------------------------------------------------------

                                     FOR             AGAINST         ABSTAIN

Item 2--Approval of the Olin         [_]              [_]              [_]
        Corporation 1994 Stock
        Plan for Non-employee
        Directors

Item 3--Approval of amendment to     FOR             AGAINST         ABSTAIN
        Article III of the By-laws
        of the Corporation,          [_]              [_]              [_]
        relating to indemnification

Item 4--Approval of the Senior       [_]              [_]              [_]
        Management Incentive
        Compensation Plan

Item 5--Approval of amendments       [_]              [_]              [_]
        to the Olin 1991 Long
        Term Incentive Plan

Item 6--Ratification of
        appointment of independent   [_]              [_]              [_]
        auditors

                                            WILL ATTEND MEETING [_]

                                        COMMENTS/ADDRESS CHANGE [_]
                                        (use space on reverse
                                         side)




Signature(s) ___________________________   Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

Preliminary Proxy Material For information of the Securities and Exchange Commission only.

                       CONFIDENTIAL VOTING INSTRUCTIONS

TO THE WACHOVIA BANK of NORTH CAROLINA, N.A. AS TRUSTEE ("TRUSTEE") UNDER THE OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN ("CEOP")


   I hereby instruct the Trustee to vote in person or by proxy all Common Stock and ESOP Preferred Shares of Olin Corporation ("Olin") credited to me which I am entitled to vote under the CEOP at the Annual Meeting of Shareholders of Olin to be held on April 28, 1994, and at any adjournment, (a) on the following matters, as indicated below, or if a contrary choice is not indicated, then FOR Items 1, 2, 3, 4, 5 and 6, and (b) on any other matter which may properly come before the meeting.


The Board of Directors recommends a vote FOR items 1, 2, 3, 4, 5, and 6.

                                                             WITHHELD
                                                      FOR    FOR ALL

           Election of the following
           nominees as Directors:                     [_]     [_]
Item 1 -   Robert R. Frederick
           William W. Higgins
           H. William Lichtenberger
           John P. Schaefer


WITHHELD FOR: (Write that nominee's name in the space provided below).

                                                      FOR    AGAINST   ABSTAIN

           Approval of the Olin Corporation
Item 2 -   1994 Stock Plan for Non-employee           [_]     [_]       [_]
           Directors

Item 3 -   Approval of amendment to Article III       [_]     [_]       [_]
           of the By-laws of the Corporation
           relating to indemnification

Item 4 -   Approval of the Senior Management          [_]     [_]       [_]
           Incentive Compensation Plan

Item 5 -   Approval of amendments to the Olin         [_]     [_]       [_]
           1991 Long Term Incentive Plan

Item 6 -   Ratification of appointment                [_]     [_]       [_]
           of independent auditors



PLEASE MARK, DATE, SIGN EXACTLY AS YOUR NAME APPEARS ABOVE, AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO THE WACHOVIA BANK of NORTH CAROLINA, N.A., EMPLOYEE BENEFIT PLANS DEPT., P.O. BOX 3099, WINSTON-SALEM, NC 27199-2212. Common Stock and ESOP Preferred Shares credited to participants' accounts for which no written instruction is received by the Trustee before the meeting date will be voted in the same proportion as instructed shares of that class. ESOP Preferred Shares not credited to participants' accounts will be voted by the Trustee in the same proportion as credited ESOP Preferred Shares for which the Trustee receives instructions. This form constitutes a direction to so vote.


DATED __________________, 1994        _______________________________________
                                             (SIGNATURE OF PARTICIPANT)

                            GRAPHICS APPENDIX LIST

PAGE WHERE
GRAPHIC
APPEARS                     DESCRIPTION OF GRAPHIC OR CROSS REFERENCE
- --------------------------------------------------------------------------------
Front of Proxy Card         Map to Shareholders meeting
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
3-4                         Photos of nominees for Three-year terms
- --------------------------------------------------------------------------------
                            expiring in 1997:
- --------------------------------------------------------------------------------
                                Robert R. Frederick
- --------------------------------------------------------------------------------
                                William W. Higgins
- --------------------------------------------------------------------------------
                                John P. Schaefer
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
4                           Photo of nominee for Three-year term expiring in
- --------------------------------------------------------------------------------
                            1996: H. William Lichtenberger
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
4-6                         Photo of Directors whose terms
- --------------------------------------------------------------------------------
                            continue until 1995:
- --------------------------------------------------------------------------------
                                Robert Holland, Jr
- --------------------------------------------------------------------------------
                                John W. Johnstone, Jr
- --------------------------------------------------------------------------------
                                Jack D. Kuehler
- --------------------------------------------------------------------------------
                                William L. Read
- --------------------------------------------------------------------------------
                                Irving Shain
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
6                           Photos of Directors whose terms continue
- --------------------------------------------------------------------------------
                            until 1996:
- --------------------------------------------------------------------------------
                                Donald W. Griffen
- --------------------------------------------------------------------------------
                                G. Jackson Ratcliffe, Jr
- --------------------------------------------------------------------------------